UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

YUBO INTERNATIONAL BIOTECH LIMITED
(Exact name of Registrant as Specified in its Charter)

New York	0-21320	11-3074326
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

Room 105, Building 5, 31 Xishiku Avenue, Xicheng District, Beijing, PRC	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 768-8417

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and other reports filed by the Registrant (collectively the “Filings”)  from time to time with the U.S. Securities and Exchange Commission (the “SEC”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Report.

Unless otherwise indicated, in this Report, references to “we,” “our,” “us,” the “Company,” “PubCo” or the “Registrant” refer to Yubo International Biotech Limited, a New York corporation and its wholly owned subsidiaries, Platinum International Biotech Co., Ltd. (“Platinum”), a company organized under the laws of the Cayman Islands, Platinum International Biotech (Hong Kong) Limited, a company organized under the laws of Hong Kong (“Platinum HK”), and Yubo Biotech (Chengdu) Limited, a company organized under the laws of the People’s Republic of China (“Yubo WFOE”); and references to “Yubo” refer to Yubo International Biotech (Beijing) Limited, a company organized under the laws of the People’s Republic of China.

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Item 1.01. Entry into a Material Definitive Agreement.

The disclosure under Item 2.01 “Completion of Acquisition or Disposition of Assets” below is incorporated by reference in this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 14, 2021 (the “Closing Date”), Yubo International Biotech Limited, a New York corporation (the “Company”, “Registrant” or “PubCo”), closed a voluntary share exchange transaction with Platinum International Biotech Co., Ltd., a company organized under the laws of the Cayman Islands (“Platinum”), pursuant to that certain Agreement and Plan of Share Exchange, dated January 14, 2021 (the “Exchange Agreement”), by and among the Company, Platinum, Yubo International Biotech (Beijing) Limited, a company organized under the laws of the People’s Republic of China (“PRC”) (“Yubo”), and certain selling stockholders named therein.

In accordance with the terms of the Exchange Agreement, on the Closing Date, the Company issued a total of 117,000,000 shares of its Class A common stock to the Selling Stockholders, who were then stockholders of Platinum (the “Selling Stockholders”), in exchange for 100% of the issued and outstanding capital stock of Platinum (the “Exchange Transaction”). As a result of the Exchange Transaction, the Selling Stockholders acquired more than 99% of the Company’s issued and outstanding capital stock, Platinum became the Company’s wholly-owned subsidiary, and the Company acquired the business and operations of Platinum and Yubo. Immediately prior to the Exchange Transaction, the Company had 117,875,323 shares of Class A common stock and 4,447 shares of Class B common stock issued and outstanding. Immediately after the Exchange Transaction and the surrender and cancellation of 116,697,438 shares held by Lina Liu, the controlling shareholder, Chief Financial Officer, Treasurer and Secretary of the Company, the Company has 118,177,885 shares of Class A common stock and 4,447 shares of Class B common stock issued and outstanding.

Yubo is a leading supplier of innovative products that process, store and administer therapeutic doses of endometrial stem cells for treatment of disease and injuries in the PRC.

The Exchange Agreement contains customary representations, warranties, and conditions to closing. The following description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 2.1 to this Report, and is incorporated by reference into this Item 2.01.

Mr. Jun Wang, our President, Chief Executive Officer and a director, Mr. Yang Wang, a director, Mr. Zhihui Bai, a director, and Ms. Lina Liu, our Chief Financial Officer, Treasurer and Secretary, were beneficial shareholders of the Selling Shareholders prior to the Closing of the Exchange Transaction. See “Certain Relationships and Related Transactions and Director Independence—Related Party Transactions.”

Prior to the Exchange Transaction, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange Transaction.

From and after the Closing Date, our primary operations will consist of the business and operations of Platinum and Yubo. Therefore, we disclose information about the business, financial condition, and management of Platinum and Yubo in this Report.

In the Exchange Transaction, or reverse acquisition, the Registrant is the accounting acquiree and Platinum is the accounting acquirer. Accordingly, we are presenting the audited consolidated financial statements of Platinum and its subsidiaries and variable interest entity Yubo for the years ended December 31, 2019 and 2018 and the unaudited consolidated financial statements of Platinum and its subsidiaries and variable interest entity, Yubo, for the nine months ended September 30, 2020 and 2019 as set forth in Exhibit 99.1; and certain proforma financial information as set forth in Exhibit 99.2 of this Report. Further, as noted above, we disclose information about the business, financial condition, and management of Platinum and Yubo in this Report.

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DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Report are to the consolidated business of Platinum and Yubo, except that references to “our common stock”, “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

Yubo was founded on June 14, 2016 under the laws of the PRC, and has its headquarters at Room 105, Building 5, 31 Xishiku Avenue, Xicheng District, Beijing, PRC. Yubo plans to become a leading supplier of innovative products that process, store and administer therapeutic doses of endometrial stem cells for treatment of disease and injury in China. Our planned products will harvest stem cells, wound healing proteins or growth factors from the blood, or tissue, of a single donor and will be administered to that donor or a matched patient. We also plan to market our products, Life Shinkansen Liquid Dressing and Life Shinkansen Spray Dressing, which will be used for treatment of small wounds, bruises, cutting wounds and other superficial wounds.

Platinum was established on April 22, 2020 under the laws of Cayman Islands as a limited liability company. Platinum acquired all of the outstanding stock of Platinum HK on May 4, 2020. Subsequently, the sole stockholder of Platinum sold 100% of the outstanding shares capital of Platinum to the Selling Stockholders.

Platinum HK was established on May 4, 2020 under the laws of Hong Kong as a limited liability company. Platinum HK acquired all of the outstanding stock of Yubo WFOE on September 11, 2020.

Yubo WFOE was established on September 4, 2020, under the laws of the PRC. Yubo WFOE is a wholly-owned subsidiary of Platinum HK, and therefore, Yubo WFOE is a wholly foreign owned enterprise. The advantages of this structure include:

•	Independence and freedom to implement the worldwide strategies of its parent company without having to consider the involvement of Chinese law;
•	Ability to formally carry out business and the ability to issuing invoices to customers in RMB and receive revenues in RMB;
•	Capable of converting RMB profits to US dollars or other foreign currency for remittance to their parent company outside China; and
•	Greater protection of intellectual property rights, know-how and technology since no partner required and therefore more control of intellectual property.

As discussed below, Yubo and/or its shareholders have entered into various agreements with Yubo WFOE to allow Yubo WFOE’s effective control over Yubo. The Company acquired 100% of the issued and outstanding capital stock of Platinum, which, in turn, holds a 100% equity interest in Yubo WFOE, in exchange for the issuance of 117,000,000 shares of the Company’s common stock to the Selling Shareholders, which constitutes more than 99% of our issued and outstanding common stock. Through its ownership of Platinum, the Company effectively acquired the business and operations of Yubo, Yubo WFOE and Platinum HK.

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Corporate Structure

As a result of the Exchange Transaction, the organizational structure of the Registrant is as follows:

Control Agreements

On September 11, 2020, our wholly-owned subsidiary, Yubo WFOE, entered into the following contractual arrangements with Yubo and the shareholders of Yubo (the “Yubo Shareholders”), as applicable, each of which is enforceable and valid in accordance with the laws of the PRC:

Exclusive Consulting Services Agreement. Pursuant to the Exclusive Consulting Services Agreement among Yubo, Yubo WFOE, and the Yubo Shareholders, Yubo WFOE agrees to provide, and Yubo agrees to accept, exclusive management services provided by Yubo WFOE. Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of Yubo. The Exclusive Consulting Services Agreement will remain in effect until the acquisition of all assets or equity of Yubo by Yubo WFOE is complete (as more fully described in the Exclusive Option Agreement below).

Exclusive Option Agreement. Under the Exclusive Option Agreement among Yubo, Yubo WFOE, and the Yubo Shareholders, the Yubo Shareholders granted Yubo WFOE an irrevocable and exclusive purchase option to acquire Yubo’s equity and/or assets at a nominal consideration. Yubo WFOE may exercise the purchase option at any time.

Equity Pledge Agreement. Under the Equity Pledge Agreement among Yubo WFOE and the Yubo Shareholders, the Yubo Shareholders pledged all of their equity interests in Yubo, including the proceeds thereof, to guarantee all of Yubo WFOE’s rights and benefits under the Exclusive Consulting Services Agreement and the Exclusive Option Agreement. Prior to termination of this Equity Pledge Agreement, the pledged equity interests cannot be transferred without Yubo WFOE’s prior consent. The Yubo Shareholders covenants to Yubo WFOE that among other things, it will only appoint/elect the candidates for the directors of Yubo nominated by Yubo WFOE.

Stem Cells

Stem cells have the remarkable potential to develop into many different cell types in the body. They serve as a repair system for the body and they can theoretically divide without limit to replenish other cells as long as the person is alive. When a stem cell divides, each new cell has the potential to either remain a stem cell or become another type of cell with a more specialized function, such as a muscle cell, a red blood cell, or a brain cell.

There are two main types of stem cells: embryonic and adult stem cells. Embryonic stem cells are primitive cells derived from a 5-day pre implantation embryo that have the potential to become a wide variety of specialized cell types. Adult stem cells are cells found in human tissue that can renew themselves, and can differentiate to yield the major specialized cell types of that tissue. Adult stem cells are thought to reside in a specific area of each tissue where they may remain quiescent (non-dividing) for many years until they are activated by disease or tissue injury. The tissues reported to contain stem cells include umbilical cord blood, bone marrow, brain, peripheral blood, adipose, blood vessels, skeletal muscle, skin, and liver.

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Stem Cell Therapy

Stem cell therapies are treatments in which stem cells are inducted to differentiate into the specific cell type required to repair damaged or destroyed cells or tissues.

Since the first successful cord blood transplant performed in 1988, awareness of the potential therapeutic value of cord blood stem cells has increased and collection and storage has grown rapidly. These cord blood stem cells are harvested at no risk or pain to the donor and can be preserved in a cord blood bank for clinical use with a matched patient on short notice. Their use also results in a lower incidence of post-transplant immune complications than transplants with adult bone marrow stem cells.

Stem cell therapy is used to:

•	Replace bone marrow damaged by high-dose chemotherapy or radiation therapy used to treat patients with a variety of cancers such as leukemia and lymphoma;

•	Provide genetically healthy and functioning bone marrow to treat patients with more than 60 life threatening genetic diseases such as sickle cell anemia and immunodeficiency; and

•	Regenerate and repair tissue including the treatment of myocardial infarction, peripheral limb ischemia and non-union bone fractures.

We believe the number of stem cell units stored will continue to grow, due in part to the following factors:

•	Increased awareness about the availability and benefits of preserving endometrial stem cells;

•	Improved technology to harvest the stem cells in a sterile environment and maintain their viability for many years;

•	Clinical evidence that cell dose and cell viability are critical to a successful transplant; and

•	Increased government support.

Our Strategy

We intend to build a first-class stem cell storage facility, which we believe, will be the first global bank of endometrial stem cells. We also intend to develop and expand our current product line, to include a series of endometrial stem cells light application technology and medical-grade cell therapeutic products for health management, innovative medicine, anti-aging treatments, clinical transformation and other application fields. We believe our existing technology and leadership position in stem cell processing will drive significant future growth for the Company.

Stem Cell Storage Facility.

Our endometrial stem cell bank is divided into a public resources library and private repositories. The public resources library will meet strict testing standards. We will enter into standard donation agreements with the donor customers who meet the public resources library standards, and store the collection of stem cell samples in the public resources library. Such public resources library biological samples can be widely used in research and development and subsequent commercial development.

We have reached a letter of intent to cooperate with Chengdu Medical City, China, and is expected to enter into a formal agreement with Chengdu Medical City in the near future. We intend to lease approximately 4,500 square meters of space in Chengdu Medical City, for the use of our endometrial stem cell storage laboratory and subsequent research and development laboratory. The tenant improvement and equipment procurement are expected to be completed by June 2021. When the cell bank is built, it is expected to store biological samples of more than 5,000 people in the early stages.

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Our Business Model

Yubo’s business model leverages our ability to integrate the upstream, middle stream and downstream of our stem cell based product cycle. In terms of industrial chain, we are building a public resource library of endometrial stem cells in the upstream to meet the demand for high-quality cells from stem cell application and treatment centers in China, including the rapid development of stem cell drug research and development, production, hospitals and scientific research institutions. The sales mode of light application products of downstream companies is to invite investment in China to join in our biological experience center store marked by VIVCELL, as a national-wide franchise expansion of biological experience center stores. At present, it includes the improvement and application products for human respiratory system, face, skin, eyes, privacy, hair and other parts. We believe this provides Yubo with a competitive advantage, as shown in the diagram below:

Our Service and Products

Endometrial Stem Cell Bank

We currently intend to build our own stem cell bank by June 2021. We have entered into an Entrustment Technical Service Agreement with Beijing Zhenhuikang Biotechnology Co., Ltd., a company organized under the laws of the PRC, entrusting it to store and prepare endometrial biological samples in exchange for services fees paid by us. Beijing Zhenhuikang Biotechnology Co., Ltd. is an affiliate of a shareholder of Yubo. See “Certain Relationships and Related Transactions and Director Independence.”

Light Application Products

Life Shinkansen Liquid Dressing

Our Life Shinkansen Liquid Dressing is used for treatment of small wounds, bruises, cutting wounds and other superficial wounds and for daily skin, mucous membranes and respiratory care and maintenance. When correctly applied, it forms a protective layer on the surface of the skin/mucous membrane surface to strengthen the function of the skin/mucous membrane barrier. The main active ingredients include seaweed sugar and oligopeptide-1. This product is a colorless transparent liquid and has a cool aroma.

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Life Shinkansen Spray Dressing

Our Life Shinkansen Spray Dressing is used for treatment of small wounds, bruises, cutting wounds and other superficial wounds and for daily skin, mucous membranes and respiratory care and maintenance. When correctly applied, it forms a protective layer on the surface of the skin/mucous membrane surface to strengthen the function of the skin/mucous membrane barrier. The main active ingredients include seaweed sugar, oligopeptide-1 and purified water. This product is a colorless transparent liquid and has a cool aroma.

Research and Development

We are principally focused on the development of new products that support the stem cell therapy market. Our future research and development activities will be devoted to the development and launch of additional new products, line extensions, or significant upgrades to existing products and our current stem cell storage facility. Research and Development expense reflects the cost of these activities, as well as the costs to obtain regulatory approvals of new products and processes and to maintain the highest quality standards with respect to existing products.

We have also entered into a Joint Research and Development Agreement with Beijing Zhenxigu Medical Research Center (L.P.), which is an affiliate of a shareholder of Yubo. See “Certain Relationships and Related Transactions and Director Independence.”

Intellectual Property

Intellectual property is of vital importance in our field and in biotechnology generally. We seek to protect and enhance proprietary technology, inventions, and improvements that are commercially important to the development of our business by seeking, maintaining, and defending patent rights, whether developed internally, acquired or licensed from third parties. We will also seek to rely on regulatory protection afforded through orphan drug designations, inclusion in expedited development and review, data exclusivity, market exclusivity and patent term extensions where available.

We currently own two invention patents in the PRC. Our owned patents in China are for endometrial collection and a protective solution for endometrium stem cells.

Manufacturing

We rely on third parties to manufacture our products and certain of the medical devices used in our collection and testing of stem cells. We have entered into a Cooperation Agreement with Beijing Zhenxigu Medical Research Center (L.P.), and Huailai Huayue Hengsheng Medical Device Co., Ltd., pursuant to which Huailai Huayue Hengsheng Medical Device Co., Ltd. has agreed to conduct sample trial production of our liquid dressing products. The Cooperation Agreement is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Industry

The PRC pharmaceutical industry has evolved in the past 30 years from a complex, multi-tiered system that was subject to strict control at every governmental level to a competitive and increasingly market-oriented industry. From 1950 to 1979, all Chinese pharmaceutical companies were state-owned and categorized into national, provincial and municipal-level distributors. The price markup at each level, from pharmaceutical manufacturer to end-consumer, was subject to a total markup cap of 28%. During the 1980s, the rigid three-level distribution system gave way to a more open and decentralized network. Driven by increasing demand for pharmaceutical products in the past three decades, the PRC pharmaceutical industry has experienced rapid growth. The numbers of pharmaceutical manufacturers and distributors have also increased significantly until recent years, when competition and government regulations and policies started to drive consolidation in the industry. As a result of these developments, the market volume of the PRC pharmaceutical distribution market has steadily increased.

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Market Drivers

The significant growth of China’s population aged 60 or above is expected to drive demand for healthcare and pharmaceutical products in China. According to the PRC National Bureau of Statistics, the proportion of the population aged 60 or above in China has increased from 11.9% in 2003, or approximately 150.0 million people, to 13.6%, or approximately 162.2 million people in 2007. Rising life expectancy is also expected to contribute to the growth of China’s aging population, both as an absolute number and as a percentage of the total population. We believe that the aging population in China, which historically spends the most on healthcare, will drive the growth of the PRC healthcare and pharmaceutical industries. The prevalence of chronic health problems, such as arthritis, cardiovascular diseases and cancer, is expected to increase with the growth of China’s population aged 60 or above. In addition, as living standards continue to improve and health consciousness grows in China, many lifestyle-related diseases are also increasing and becoming more widespread. For example, Business Monitor International estimates that sales of prescription cardiovascular medicines increased by 87% from ¥19.0 billion, or approximately US$2.8 billion, in 2003 to ¥35.3 billion, or approximately US$5.2 billion, in 2007, primarily as a result of the rising prevalence of heart disease in an aging population and increasingly unhealthy lifestyles in the population at large.

According to the China Statistical Yearbook 2008 (the “Yearbook”), from 2003 to 2007, the average per capita annual disposable income of China’s urban residents increased from approximately ¥8,472, or approximately US$1,250, to ¥13,785, or approximately US$2,025, representing a compound annual growth rate (“CAGR”) of approximately 12.9%. According to the Yearbook, China’s GDP grew at a CAGR of 16.4% from 2003 to 2007, and its per capita GDP grew from ¥10,542, or approximately US$1,550, in 2003 to approximately ¥18,934, or approximately US$2,780, in 2007, representing a CAGR of 15.8%. During this period, national income and disposable income levels increased significantly.

With rising living standards and increasing disposable income, people in China have become more health conscious. These developments have resulted in both Chinese urban and rural residents spending more on healthcare. According to the PRC National Bureau of Statistics, consumer expenditures on healthcare in China’s urban and rural areas increased from approximately ¥476.0, or approximately US$70, and ¥117.8, or approximately US$17, per person in 2003, respectively, to approximately ¥699.0, or approximately US$100, and ¥210.2, or approximately US$30, per person in 2007, respectively.

National Medical Insurance Program

The National Medical Insurance Program (“National Program”), which was introduced in 1999, is the largest medical insurance program in China. The National Program is funded with varying levels of contributions from the PRC Government, individual program participants and their employers.

In 1999, the National Program was originally launched as the Urban Worker Basic Medical Insurance Program (“Urban Worker Program”), a mandatory scheme covering urban workers and their minor children. In 2007, a voluntary component called the Urban Resident Basic Medical Insurance Program (“Urban Resident Program”) was further implemented as part of the National Program, to cover the rest of the urban residents that are not covered by the Urban Workers Program. The National Program provides guidance on which prescription and over-the-counter medicines are included in the National Program and to what extent the purchases of these medicines are reimbursable. See the section headed “Government Regulation - Reimbursement Under the National Medical Insurance Program” below for further information.

We believe that only a small percentage of the Chinese population can afford commercial insurance plans. Therefore, the National Program coverage is expected to expand in the future. According to the PRC National Bureau of Statistics, the percentage of PRC urban residents grew from approximately 37.7% of the total population to 44.9% from 2001 to 2007. The number of people covered by the National Program increased from approximately 37.9 million in 2000 to 180.2 million in 2007, representing a CAGR of 25%. This trend is anticipated to continue as the Eleventh Five-Year Plan government development initiative projects that the PRC urban population will increase from 45% to 47% of China’s total population between 2007 to 2010. Furthermore, the provincial and municipal authorities who are responsible for administering social medical insurance funds to cover such reimbursements have been gradually increasing funding in recent years. According to the PRC Ministry of Labor and Social Security, total funding under the national insurance program reached ¥225.7 billion, or approximately US$28.9 billion, in 2008, representing an increase of 29.2% from 2007. The availability of funding is expected to increase significantly in the near future, primarily as a result of increased financial and policy support from various levels of the PRC government.

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PRC Healthcare Reform

In September 2008, the State Council published a draft plan to ease the difficulties and minimize the costs for PRC citizens to obtain proper healthcare treatment. On March 17, 2009, the PRC Government issued the Opinion on Deepening the Healthcare System Reform (the “Opinion”). The State Council subsequently released the Notice on Important Implementing Plans for the Healthcare System Reform 2009-2011 (the “Implementing Plan”). The goal of the healthcare reform plan is to establish a basic, universal healthcare framework to provide Chinese citizens with safe, efficient, convenient and affordable healthcare. The Opinion calls for healthcare reform to be carried out in two steps:

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Step One, which will be completed by 2011, aims to increase the accessibility while reducing the cost of healthcare. During this phase, the PRC Government will build up a network of basic healthcare facilities, expand coverage of the public medical insurance system to cover 90% or more of the population, and reform the drug supply and public hospital system.

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Step Two, which will take place between 2011 and 2020, envisions the establishment of a universal healthcare system. The entire population should be covered by public medical insurance; drugs and medical services should be accessible and affordable to citizens in all public healthcare facilities.

While the PRC Government has neither provided a concrete timetable nor steps to implement certain tasks, such as the public hospital reform, it has released execution guidance for other tasks. Most notably, the PRC Government has announced it will spend an additional approximately RMB 850 billion, or US$125 billion from 2009 to 2011 on the healthcare industry. A significant portion will be expended to establish a basic healthcare medical insurance regime, which aims to cover over 90% of the national population by 2011, mainly through the Urban Worker Program, Urban Resident Program and the New Rural Insurance Scheme. The PRC Government further announced that the annual subsidy for each participant will be increased from approximately RMB 40, or US$5.90 to approximately RMB120, or US$17.60 for Urban Resident Program participants, and from approximately RMB 80, or US$11.76 to approximately RMB120 RMB, or US$17.60 for New Rural Insurance Scheme participants, starting from 2010. The reform plan will also raise the cap on claim payments from four times the local average annual income to six times such income. Another significant part of the spending plan focuses on healthcare facilities. The PRC Government plans to build 29,000 rural clinics in 2009. In the next three years, the PRC government plans to build an additional 5,000 rural clinics, 2,000 county-level hospitals and 2,400 urban community clinics in under-developed areas. This substantial increase in healthcare spending is expected to expedite the growth of the healthcare industry in China.

Under the healthcare reform plan, the additional funding for the healthcare industry will primarily target four fundamental healthcare systems in China:

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The public health services system. This system focuses on preventing disease and promoting health as a complementary alternative to medical treatment. The public health services system will provide services such as immunizations, regular physical check-ups (for senior citizens over 65 years of age and children under three years of age), pre-natal and post-natal check-ups for women, prevention of infectious or chronic diseases and other preventative and fitness activities.

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The public medical insurance system. This system covers drugs and medical treatments for the majority of the population. The healthcare reform plan will retain the framework of the current public medical insurance schemes under the National Program, but will expand them to cover more of the population and increase the scope of treatments, raise the cap on claim payments and cover more claims at higher percentages.

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The public healthcare delivery system. One of the primary goals of the Implementing Plan is to build more healthcare facilities and to improve the training of healthcare professionals. Beyond additional public wellness centers, the reform plan aims to place a medical clinic in every village and a hospital in every county by 2011. In addition, the PRC Government will encourage private investors to establish public non-profit hospitals.

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The drug supply system. This system regulates pricing and how drugs will be procured prescribed and dispensed in healthcare facilities. The healthcare reform plan will focus on pricing, procurement, prescription and dispensing of essential drugs.

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The Opinion and the Implementing Plan direct relevant governmental authorities, including the Ministry of Health, SFDA and the National Development Reform Commission, or NDRC, to adopt implementing regulations for the reforms outlined in the healthcare reform plan.

Industry Opportunities

The preservation of cell resources is the basis for the development of the growing cell therapy industry. At present, in the existing cell resource preservation business, the cord blood preservation is the most mature one, and mesenchymal stem cells, as a new type of cell resource, its preservation business has shown a good momentum of development. The momentum of development is expected to grow stronger in the future development and make positive contributions to human health. Up to now, the global cord blood bank has grown to more than 400, and there are more than 50 umbilical cord mesenchymal stem cell banks. Take the United States as an example, an additional stem cell bank capable of storing umbilical cord mesenchyme will be added every three months. In addition, with the promotion and application of immune cells, during the treatment of tumor patients with immune cells, it is found that some patients have very low immune system ability. It is difficult for the immune cells in the body to activate and expand outside the body. If the immune cells can be stored when the person is healthy, they can be backed up as a seed of life and health, and can be used to prevent or treat cancer. So many immune cell companies are targeting the immune cell storage market.

The report “Global Cell Therapy Market 2017-2021” released by the internationally renowned consulting company Technavio pointed out that from 2017 to 2021, the global cell therapy market is expected to grow at a compound annual growth rate of 23.27%.

The global cell therapy is developing rapidly. At the beginning of 2019, the US FDA announced its development plan for future cell therapy. The FDA predicts that by 2025, 10-20 new drugs in this field will be approved each year. In recent years, the increase in the number of clinical trials, strengthened government and capital support, and increased corporate cooperation are driving the development of CDMO business in the global cell therapy industry.

Additionally, the major developed countries in the world all regard cell therapy as a key support and development direction in the field of medicine. Our country has also formulated a series of guidelines and policies to accelerate the development of the biomedical industry to meet the urgent needs of patients for new technologies and new therapies.

With the continuous strengthening of our scientific research investment and technical strength, the number of cell therapy clinical research carried out in China has been increasing year by year, and the calls for the industrialization and clinical application of related products are also increasing. In our country, cell therapy and clinical transformation have become a major issue in the development of health protection.

With the gradual improvement of supervision, approval and payment methods, as well as the popularization of new generation cell manufacturing processes, the release of cell therapy products will be faster and the market penetration rate will also be greater. This means that more patients will be able to use cell therapy products.

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Competition

Our products will compete with novel therapies developed by biopharmaceutical companies, academic research institutions, governmental agencies and public and private research institutions, in addition to standard of care treatments.

At present, there are more than 2,000 companies engaged in stem cell research and development and application in China, but most of them focus on the storage and anti-aging application of umbilical cord blood stem cells and basic cosmetics companies. Due to our unique core leading technology, we believe there is no company in China whose main business is endometrial stem cell storage. At present, we believe no companies mainly engage in cell light application products and have product lines similar to ours.

Some of our key competitors are:

•	China Cord Blood (NYSE: CO) currently focuses on private storage of neonatal cord blood and is the largest company engaged in such business in China, with annual revenue of more than RMB1 billion.

•	VCANBIO CELL&GENE: (SHA: 600645) its main products include cell preparation and storage, genetic testing, etc. Its revenue in 2019 was RMB1.386 billion.

Government Regulation

In the People’s Republic of China, or PRC, we operate in an increasingly complex legal and regulatory environment. We are subject to a variety of PRC laws, rules and regulations affecting many aspects of our business. This section summarizes the principal PRC laws, rules and regulations that we believe are relevant to our business and operations.

PRC Drug Regulation

Introduction

China heavily regulates the development, approval, manufacturing and distribution of drugs, including biologics. The specific regulatory requirements applicable depend on whether the drug is made and finished in China, which is referred to as a domestically manufactured drug, or made abroad and imported into China in finished form, which is referred to as an imported drug, as well as the approval or “registration” category of the drug. For both imported and domestically manufactured drugs, China typically requires regulatory approval for a CTA to conduct clinical trials in China and submit China clinical trial data, prior to submitting an application for marketing approval. For a domestically manufactured drug, there is also a requirement to have a drug manufacturing license for a facility in China.

In 2017, the drug regulatory system entered a new and significant period of reform. The General Office of the State Council and the General Office of the Central Committee of the China Communist Party jointly issued the Opinion on Deepening the Reform of the Evaluation and Approval System to Encourage Innovation in Drugs and Medical Devices, or the Innovation Opinion in October 2017. The expedited programs and other advantages under this and other recent reforms encourage drug manufacturers to seek marketing approval in China first, manufacture domestically, and develop drugs in high priority disease areas, such as oncology.

To implement the regulatory reform introduced by the Innovation Opinion, the NPC and the NMPA has been revising the fundamental laws, regulations and rules regulating pharmaceutical products and the industry, which include the framework law known as the PRC Drug Administration Law, or DAL. The DAL was promulgated by the Standing Committee of the NPC on September 20, 1984 and last amended on August 26, 2019 and took effect as of December 1, 2019. The DAL is implemented by a high-level regulation issued by the State Council referred to as the DAL Implementing Regulation. The NMPA has its own set of regulations further implementing the DAL; the primary one governing CTAs, marketing approval, and post-approval amendment and renewal is known as the Drug Registration Regulation, or DRR. The DRR was promulgated by the NMPA on February 28, 2005 and the last amended DRR will take effect from July 1, 2020. Although the NMPA has issued several notices and proposed regulations in 2018 and 2019 to implement the reforms, the implementing regulations for many of the reforms in the Innovation Opinion have not yet been finalized and issued, and therefore, the details regarding the implementation of the regulatory changes remained uncertain in some respects.

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Regulatory Authorities and Recent Government Reorganization

In the PRC, the NMPA is the primary regulatory agency for pharmaceutical products and businesses. The agency was formed from the prior China Food and Drug Administration, or CFDA, in 2018 as part of a government reorganization. Pursuant to the Decision of the First Session of the Thirteenth National People’s Congress on the State Council Institutional Reform Proposal made by the NPC on March 17, 2018, NMPA is one of the two half-ministry level agencies under the State Administration for Market Regulation, or SAMR, which are responsible for consumer protection, advertising, anticorruption, pricing and fair competition matters. The National Intellectual Property Administration is the other half-ministry level agency under the SAMR.

Like the CFDA, the NMPA is still the primary drug regulatory agency and implements the same laws, regulations, rules, and guidelines as the CFDA, and it regulates almost all of the key stages of the life-cycle of pharmaceutical products, including nonclinical studies, clinical trials, marketing approvals, manufacturing, advertising and promotion, distribution, and pharmacovigilance (i.e., post-marketing safety reporting obligations). The Center for Drug Evaluation, or CDE, which remains under the NMPA, conducts the technical evaluation of each drug and biologic application to assess safety and efficacy.

The NHC (formerly known by the names: the Ministry of Health (MOH) and National Health and Family Planning Commission (NHFPC)), is China’s primary healthcare regulatory agency. It is responsible for overseeing the operation of medical institutions, some of which also serve as clinical trial sites, and regulating the licensure of hospitals and other medical personnel. NHC plays a significant role in drug reimbursement. Furthermore, the NHC and its local counterparts at or below the provincial-level of local government also oversee and organize public medical institutions’ centralized bidding and procurement process for pharmaceutical products, through which public hospitals and their pharmacies acquire drugs.

Also, as part of the 2018 reorganization, the PRC government formed the National Healthcare Security Administration which focuses on regulating reimbursement under the state-sponsored insurance plans.

Non-Clinical Research

The NMPA requires preclinical data to support registration applications for imported and domestic drugs. According to the DRR, nonclinical safety studies must comply with the Administrative Measures for Good Laboratories Practice of Non-clinical Laboratory. On August 6, 2003, the NMPA promulgated the Administrative Measures for Good Laboratories Practice of Non-clinical Laboratory, which was revised on July 27, 2017, to improve the quality of non-clinical research, and began to conduct the Good Laboratories Practice. Pursuant to the Circular on Administrative Measures for Certification of Good Laboratory Practice for Non-clinical Laboratory issued by the NMPA on April 16, 2007, the NMPA is responsible for the certification of non-clinical research institutions nationwide and local provincial medical products administrative authorities is in charge of the daily supervision of non-clinical research institution. The NMPA decides whether an institution is qualified for undertaking pharmaceutical non-clinical research by evaluating such institution’s organizational administration, its research personnel, its equipment and facilities, and its operation and management of non-clinical pharmaceutical projects. A Good Laboratory Practice Certification will be issued by the NMPA if all the relevant requirements are satisfied, which will also be published on the NMPA’s website.

Pursuant to the Regulations for the Administration of Affairs Concerning Experimental Animals promulgated by the State Science and Technology Commission on November 14, 1988 and amended on January 8, 2011, July 18, 2013 and March 1, 2017, respectively, by the State Council, the Administrative Measures on Good Practice of Experimental Animals jointly promulgated by the State Science and Technology Commission and the State Bureau of Quality and Technical Supervision on December 11, 1997, and the Administrative Measures on the Certificate for Experimental Animals (Trial) promulgated by the Ministry of Science and Technology and other regulatory authorities on December 5, 2001, using and breeding experimental animals shall be subject to some rules and performing experimentation on animals requires a Certificate for Use of Laboratory Animals.

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Registration Categories

Prior to engaging with the NMPA on research and development and approval, an applicant will need to determine the registration category for its drug candidate (which will ultimately need to be confirmed with the NMPA), which will determine the application requirements for its clinical trial and marketing application. There are five categories for small molecule drugs: Category 1, or innovative drugs, refers to drugs that have a new chemical entity that has not been marketed anywhere in the world, Category 2, or improved new drugs, refers to drugs with a new indication, dosage form, route of administration, combination, or certain formulation changes not approved in the world, Category 3 is for domestic generics that reference an innovator drug marketed abroad but not in China, Category 4 is for domestic generics that reference an innovator drug marked in China, and Category 5 refers to an application to import into China innovative or generic drugs that have already been marketed abroad.

Therapeutic biologics follow a somewhat similar categorization, with three out of the 15 categories depending on marketing approval status: Category 1 is for innovative biologics that have not been approved inside or outside of China, Category 7 for biologics that have been marked abroad but not in China, and Category 15 for biologics that have been marketed in China, and the rest of the 15 categories depending on products characteristics. All biologics follow the new drug application pathway, but a tentative guideline on the development and evaluation of biosimilar drugs was issued by the NMPA in 2015.

Expedited Programs

Priority Evaluation and Approval Programs to Encourage Innovation

The NMPA has adopted several expedited review and approval mechanisms since 2009 and created additional expedited programs in recent years that are intended to encourage innovation. Applications for these expedited programs can be submitted together with the registration package or after the registration submission is admitted for review by the CDE. The Opinions on Encouraging the Prioritized Evaluation and Approval for Drug Innovation promulgated by the NMPA on December 21, 2017 clarified that fast track CTAs or drug registration pathways will be available to the innovative drugs.

If admitted to one of these expedited programs, an applicant will be entitled to more frequent and timely communication with reviewers at the CDE, expedited review and approval, and more agency resources throughout the review approval process.

NMPA also permits conditional approval of certain medicines based on early phase China clinical trial data or only on foreign approval clinical data. Post-approval the applicant may need to conduct one or more post-market studies. The agency has done this for drugs that meet unmet clinical needs for life-threatening illnesses and also for drugs that treat orphan indications. In 2018, NMPA established a conditional approval program for drugs designated by the CDE that have been approved in the US, EU and Japan within the last 10 years and that meet one of three criteria (1) orphan indications, (2) drugs that treat life threatening illnesses for which there are not effective treatment or preventive methods, and (3) drugs that treat life threatening illnesses and that have a clear clinical advantage over other approved therapies.

Clinical Trials and Marketing Approval

Upon completion of preclinical studies, a sponsor typically needs to conduct clinical trials in China for registering a new drug. The materials required for this application and the data requirements are determined by the registration category. The NMPA has taken a number of steps to increase efficiency for approving CTAs, and it has also significantly increased monitoring and enforcement of the Administrative Regulations of Quality of Drug Clinical Practice, or the PRC’s GCP to ensure data integrity.

Trial Approval

All clinical trials conducted in China for new drug registration purposes must be approved and conducted at pharmaceutical clinical trial institutions which shall be under the filing administration. For imported drugs, proof of foreign approval is required prior to the trial, unless the drug has never been approved anywhere in the world.

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In addition to a standalone China trial to support development, imported drug applicants may establish a site in China that is part of an international multicenter trial, or IMCT, at the outset of the global trial. Domestically manufactured drugs are not subject to foreign approval requirements, and in contrast to prior practice, the NMPA has recently decided to permit those drugs to conduct development via an IMCT as well.

In 2015, the NMPA began to issue an umbrella approval for all phases (typically three) of a new drug clinical trial, instead of issuing approval phase by phase. For certain types of new drug candidates, CTAs may be prioritized over other applications and put in a separate expedited queue for approval.

The NMPA has now adopted a system for clinical trials of new drugs where trials can proceed if after 60 business days, the applicant has not received any objections from the CDE. China is also expanding the number of trial sites by changing from a clinical trial site certification procedure into a notification procedure.

Drug Clinical Trial Registration

Pursuant to the DRR, upon obtaining the clinical trial approval and before commencing a clinical trial, the applicant shall file a registration with the NMPA containing various details of the clinical trial, including the clinical study protocol, the name of the principal researcher of the leading institution, names of participating institutions and researchers, an approval letter from the ethics committee, and a sample of the Informed Consent Form, with a copy sent to the competent provincial administration departments where the trial institutions will be located. On September 6, 2013, the NMPA released the Announcement on Drug Clinical Trial Information Platform, providing that for all clinical trials approved by the NMPA and conducted in China, instead of the aforementioned registration filed with the NMPA, clinical trial registration shall be completed and trial information shall be published through the Drug Clinical Trial Information Platform. The applicant shall complete trial pre-registration within one month after obtaining the clinical trial approval to obtain the trial’s unique registration number and shall complete registration of certain follow-up information before the first subject’s enrollment in the trial. If approval of the foregoing pre-registration and registration is not obtained within one year after obtaining the clinical trial approval, the applicant shall submit an explanation, and if the procedure is not completed within three years, the clinical trial approval shall automatically be annulled.

Human Genetic Resources Approval

According to the Interim Measures for the Administration of Human Genetic Resources, promulgated by the Ministry of Science and Technology and the MOH jointly on June 10, 1998, an additional approval is required for any foreign companies or foreign affiliates that conduct trials in China. Prior to beginning a trial, the foreign sponsor and the Chinese clinical trial site are required to obtain approval from the Human Genetic Resources Administration of China, or HGRAC, which is an agency under the Ministry of Science and Technology, to collect any biological samples that contain the genetic material of Chinese human subjects, and to transfer any cross-border transfer of the samples or associated data. Furthermore, one of the key review points for the HGRAC review and approval process is the IP sharing arrangement between Chinese and foreign parties. The parties are required to share patent rights to inventions arising from the samples. Conducting a clinical trial in China without obtaining the relevant HGRAC preapproval will subject the sponsor and trial site to administrative liability, including confiscation of HGRAC samples and associated data, and administrative fines.

On July 2, 2015, the Ministry of Science and Technology issued the Service Guide for Administrative Licensing Items concerning Examination and Approval of Sampling, Collecting, Trading, Exporting Human Genetic Resources, or Taking Such Resources out of the PRC, which provides that foreign-invested sponsors that sample and collect human genetic resources in clinical trials shall be required to file with the China Human Genetic Resources Management Office through its online system. On October 26, 2017, the Ministry of Science and Technology issued the Circular on Optimizing the Administrative Examination and Approval of Human Genetic Resources, which simplified the approval for sampling and collecting human genetic resources for the purpose of commercializing a drug in the PRC. On May 28, 2019, the State Council of PRC issued the Administration Regulations on Human Genetic Resources, which became effective on July 1, 2019. The Administration Regulations on Human Genetic Resources formalized the approval requirements pertinent to research collaborations between Chinese and foreign-owned entities. Pursuant to the new rule, a new notification system (as opposed to the advance approval approach originally in place) is put in place for clinical trials using China’s human genetic resources at clinical institutions without involving the export of human genetic resources outside of China.

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Trial Exemptions and Acceptance of Foreign Data

The NMPA may reduce requirements for clinical trials and data, depending on the drug and the existing data. The NMPA has granted waivers for all or part of trials and has stated that it will accept data generated abroad (even if not part of a global study), including early phase data, that meets its requirements. On July 6, 2018, the NMPA issued the Technical Guidance Principles on Accepting Foreign Drug Clinical Trial Data, or the Guidance Principles, as one of the implementing rules for the Innovation Opinion. According to the Guidance Principles, the data of foreign clinical trials must meet the authenticity, completeness, accuracy and traceability requirements and such data must be obtained consistent with the relevant requirements under the GCP of the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use, or ICH. Sponsors must be attentive to potentially meaningful ethnic differences in the subject population.

The NMPA now officially permits, and its predecessor agencies have permitted on a case-by-case basis in the past, drugs approved outside of China to be approved in China on a conditional basis without the need for pre-approval clinical trials inside China. Specifically, on October 23, 2018, the NMPA issued the Procedures for Reviewing and Approval of Clinical Urgently Needed Overseas New Drugs, which established a program permitting drugs that have been approved within the last ten years in the United States, EU or Japan and that i) treat orphan diseases, ii) prevent or treat serious life-threatening illnesses for which there is either no effective therapy or prevention in China, or iii) prevent or treat serious life-threatening illnesses and the foreign-approved drug would have clear clinical advantages. Applicants will be required to establish a risk mitigation plan and may be required to complete trials in China after the drug is marketed. By May 29, 2019, the CDE has developed two lists of qualifying drugs that meet these criteria.

Clinical Trial Process and Good Clinical Practices

Typically drug clinical trials in China have four phases. Phase 1 refers to the initial clinical pharmacology and human safety evaluation studies. Phase 2 refers to the preliminary evaluation of a drug candidate’s therapeutic efficacy and safety for target indication(s) in patients. Phase 3 (often the pivotal study) refers to clinical trials to further verify the drug candidate’s therapeutic efficacy and safety in patients with target indication(s) and ultimately provide sufficient evidence for the review of a drug registration application. Phase 4 refers to a new drug’s post-marketing study to assess therapeutic effectiveness and adverse reactions when the drug is widely used to evaluate overall benefit-risk relationships of the drug when used among the general population or specific groups and to adjust the administration dose, etc. The NMPA requires that the different phases of clinical trials in China receive ethics committee approval and comply with the PRC’s GCP. The NMPA conducts inspections to assess the PRC’s GCP compliance and will cancel the CTA if it finds substantial issues.

On August 6, 2003, the NMPA promulgated the PRC’s GCP to improve the quality of clinical trials. According to the PRC’s GCP, the sponsor shall provide insurance to the subjects participating in the clinical trial and bear the cost of the treatment and the corresponding financial compensation for the subjects who suffer harm or death related to the trial. The sponsor shall provide legal and economic guarantee to the investigator, but harm or death caused by the medical accident shall be excluded. Pursuant to the Innovation Opinion, the accreditation of the institutions for drug clinical trials shall be subject to record-filing administration. The conduct of clinical trials must adhere to the PRC’s GCP, and the protocols must be approved by the ethics committees of each study site. Pursuant to the newly amended DAL, and the Regulations on the Administration of Drug Clinical Trial

Institution jointly promulgated by NMPA and NHC on November 29, 2019 and effective from December 1, 2019, drug clinical trial institutions shall be under filing administration. Entities that only conduct analysis of biological samples related to clinical trials of drugs do not need to be filed.

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New Drug Application (NDA) and Approval

Upon completion of clinical trials, a sponsor may submit clinical trial data to support marketing approval for the drug. For imported drugs, this means issuance of an import license. Again, the applicant must submit evidence of foreign approval, unless it is an innovative drug that has never been approved anywhere in the world.

NDA sponsors must submit data derived from domestically manufactured drugs in support of a drug approval. Under the current regime, upon approval of the registration application, the NMPA will first issue a new drug certificate to the applicant. Only when the applicant is equipped with relevant manufacturing capability will the NMPA issue a Drug Approval Serial Number, which is effectively the marketing approval allowing the holder to market/commercialize the drug in China.

Pursuant to the Opinions on the Reform of Evaluation and Approval System for Drugs and Medical Devices and Equipment promulgated on August 9, 2015, the State Council published the policy for carrying out a pilot plan for the drug marketing authorization holder mechanism.

Pursuant to the newly amended DAL, under the drug marketing authorization holder mechanism, an enterprise obtained drug registration certificate and a research and development institution are eligible to be a pharmaceutical marketing authorization holder, and this pharmaceutical marketing authorization holder shall be responsible for nonclinical laboratory studies, clinical trials, production and distribution, post-market studies, and the monitoring, reporting, and handling of adverse reactions in connection with pharmaceuticals in accordance with the provisions of the DAL. The pharmaceutical marketing authorization holder may engage contract manufacturers for manufacturing, provided that the contract manufacturers are licensed and may engage pharmaceutical distribution enterprises with drug distribution license for the distribution activities. Upon the approval of the medical products administrative department under the State Council, a drug marketing authorization holder may transfer the drug marketing license and the transferee shall have the capability of quality management, risk prevention and control, and liability compensation to ensure the safety, effectiveness and quality controllability of drugs, and fulfill the obligations of the drug marketing license holder.

Manufacturing and Distribution

According to the newly amended DAL and the implementing Measures of the DAL, all facilities that manufacture drugs in China must receive a Drug Manufacturing License with an appropriate “scope of manufacturing” from the local drug regulatory authority. This license must be renewed every five years.

Similarly, to conduct sales, importation, shipping and storage, or distribution activities, a company must obtain a Drug Distribution License with an appropriate “scope of distribution” from the local drug regulatory authority, subject to renewal every five years.

China has formed a “Two Invoice System” to control distribution of drugs. The “Two-Invoice System” generally requires that no more than two invoices may be issued throughout the distribution chain, with one from the manufacturer to a distributor and another from the distributor to the end-user hospital. This excludes the sale of products invoiced from the manufacturer to its wholly owned or controlled distributors, or for imported drugs, to their exclusive distributor, or from a distributor to its wholly owned or controlled subsidiary (or between the wholly owned or controlled subsidiaries). However, the system still significantly limits the options for companies to use multiple distributors to reach a larger geographic area in China. Compliance with the Two-Invoice System will become a prerequisite for pharmaceutical companies to participate in procurement processes with public hospitals, which currently provide most of China’s healthcare. Manufacturers and distributors that fail to implement the Two-Invoice System may lose their qualifications to participate in the bidding process. Non-compliant manufacturers may also be blacklisted from engaging in drug sales to public hospitals in a locality.

The Two-Invoice System was first implemented in 11 provinces that are involved in pilot comprehensive medical reforms, but the program has expanded to nearly all provinces, which have their own individual rules for the program.

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Human Cell Therapy

On March 20, 2003, the NMPA published the Technical Guidelines for Research on Human Cell Therapy and Quality Control of Preparations, which set some principles for the research of human cell therapy.

Pursuant to the DRR promulgated by the NMPA on July 10, 2007 and effective from October 1, 2007, human cell therapy and its products belong to biological products and the application for biological products shall be submitted as the process of new drug application.

On March 2, 2009, the MOH published the Management Measures for Clinical Application of Medical Technology, which came into effect on May 1, 2009 and prescribed that cell immunotherapy belongs to the Category 3 medical technology of which the clinical application shall be subject to the additional provisions of the MOH. In May, 2009, the MOH published the First List of Category 3 Medical Technologies Allowed for Clinical Application, or the Category 3 Medical Technologies which prescribed cell immunotherapy technology as Category 3 medical technologies were allowed for clinical application, and was abolished by the Notice on the Relevant Work Concerning Cancellation of the Category Three of Medical Technology Entry Approval of Clinical Application on June 29, 2015. The Notice on the Relevant Work Concerning Cancellation of the Category Three of Medical Technology Entry Approval of Clinical Application also cancelled the approval of Category 3 medical technology clinical application.

On November 30, 2017, the CFDA promulgated the Notice of Guidelines for Acceptance and Examination of Drug Registration (Trial), the application of clinical trials of therapeutic biological products and the production and listing application of therapeutic biological products shall be subject to the provisions thereof. On December 18, 2017, the CFDA promulgated the Technical Guiding Principles for Research and Evaluation of Cell Therapy Products (Trial) to regulate and guide the research and evaluation of cell therapy products that are researched on, developed and registered as drugs.

Post-Marketing Surveillance

Pursuant to the newly amended DAL, the drug marketing authorization holder shall be responsible for the monitoring, reporting and handling of adverse reactions in connection with pharmaceuticals in accordance with the provisions of the DAL. Marketing authorization holders, pharmaceutical manufacturer, pharmaceutical distributors and medical institutions shall regularly inspect the quality, efficacy and adverse reactions of drugs manufactured, distributed and used by them. Cases of suspected adverse reactions shall be promptly reported to the drug administrative authorities and the competent health administrative authority. The drug marketing authorization holder shall forthwith stop selling, notify the relevant pharmaceutical distributors and medical institutions to stop sales and use, recall sold drugs, promptly announce recall information if the drugs have quality issues or other safety hazards.

Advertising and Promotion of Pharmaceutical Products

China has a strict regime for the advertising of approved drugs. No unapproved drugs may be advertised. The definition of an advertisement is very broad and it can be any media that directly or indirectly introduces the product to end users. There is no clear line between advertising and any other type of promotion.

Each advertisement for drugs requires an approval from a local drug regulatory authority, and the content of an approved advertisement may not be altered without filing a new application for approval. An enterprise seeking to advertise a prescription drug may do so only in medical journals jointly approved by NMPA and the NHC, and the advertisement for a prescription drug shall tag “this advertisement is for medical and pharmaceutical professionals reading only.”

Drug advertisements are subject to strict content restrictions, which prohibit recommendations by doctors and hospitals and guarantees of effectiveness. Advertising that includes content that is outside of the drug’s approval documentation, off-label content, is prohibited. False advertising can result in civil suits from end users and administrative liability, including fines. In addition to advertisements, non-promotional websites that convey information about a drug must go through a separate approval process by a local drug regulatory authority.

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Product Liability

The Product Quality Law of the PRC, or the Product Quality Law promulgated by the Standing Committee of the NPC on February 22, 1993 and amended on July 8, 2000, August 27, 2009 and December 29, 2018, respectively, is the principal governing law relating to the supervision and administration of product quality. According to the Product Quality Law, manufacturers shall be liable for the quality of products produced by them, and sellers shall take measures to ensure the quality of the products sold by them. A manufacturer shall be liable for compensating for any bodily injuries or property damages, other than the defective product itself, resulting from the defects in the product, unless the manufacturer is able to prove that (1) the product has never been distributed; (2) the defects causing injuries or damages did not exist at the time when the product was distributed; or (3) the science and technology at the time when the product was distributed was at a level incapable of detecting the defects. A seller shall be liable for compensating for any bodily injuries or property damages of others caused by the defects in the product if such defects are attributable to the seller. A seller shall pay compensation if it fails to indicate either the manufacturer or the supplier of the defective product. A person who is injured or whose property is damaged by the defects in the product may claim for compensation from the manufacturer or the seller.

Pursuant to the General Principles of the Civil Law of the PRC promulgated by the NPC on April 12, 1986 and amended on August 27, 2009, both manufacturers and sellers shall be held liable where the defective products result in property damages or bodily injuries to others. Pursuant to the Tort Liability Law of the PRC promulgated by the Standing Committee of the NPC on December 26, 2009 and effective from July 1, 2010, manufacturers shall assume tort liabilities where the defects in products cause damages to others. Sellers shall assume tort liabilities where the defects in products that have caused damages to others are attributable to the sellers. The aggrieved party may claim for compensation from the manufacturer or the seller of the defected product that has caused damage.

Commercial Bribery

Pharmaceutical companies involved in a criminal investigation or administrative proceedings related to bribery are listed in the Adverse Records of Commercial Briberies by their respective provincial health and family planning administrative department. Pursuant to the Provisions on the Establishment of Adverse Records of Commercial Briberies in the Medicine Purchase and Sales Industry which were promulgated by the NHFPC on December 25, 2013 and became effective on March 1, 2014, provincial health and family planning administrative departments formulate the implementing measures for establishment of Adverse Records of Commercial Briberies. Where a pharmaceutical company or its agent is listed in the Adverse Records of Commercial Briberies on one occasion, it will be prohibited from participating in the procurement bidding process or selling its products to public medical institutions located in the local provincial-level region for two years from the publication of the adverse records. Where a pharmaceutical company or its agent is listed in the Adverse Records of Commercial Briberies on two or more occasions within five years, it will be prohibited from participating in the procurement bidding process or selling its products to all public medical institutions in the PRC for two years from the publication of these adverse records.

Foreign Exchange Regulation

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 1997 and various regulations issued by the State Administration of Foreign Exchange (“SAFE”), and other relevant PRC government authorities, the Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investments, require the prior approval from the SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC.

Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by the SAFE or its local counterpart. Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into Renminbi.

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Pursuant to the SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or the SAFE Circular No. 75, issued on October 21, 2005:

(i)

a PRC citizen residing in the PRC, or PRC resident, shall register with the local branch of the SAFE before it establishes or controls an overseas special purpose vehicle (“overseas SPV”), for the purpose of overseas equity financing (including convertible debts financing);

(ii)

when a PRC resident contributes the assets of or its equity interests in a domestic enterprise into an overseas SPV, or engages in overseas financing after contributing assets or equity interests into an overseas SPV, such PRC resident shall register his or her interest in the overseas SPV and the change thereof with the local branch of the SAFE; and

(iii)

when the overseas SPV undergoes a material event outside of China, such as change in share capital or merger and acquisition, the PRC resident shall, within 30 days from the occurrence of such event, register such change with the local branch of the SAFE.

On May 29, 2007, the SAFE issued relevant guidance to its local branches for the implementation of the SAFE Circular No. 75. This guidance standardizes more specific and stringent supervision on the registration requirement relating to the SAFE Circular No. 75 and further requires PRC residents holding any equity interests or options in SPVs, directly or indirectly, controlling or nominal, to register with the SAFE.

Our beneficial owners are PRC residents who have registered with the local branch of the SAFE as required under SAFE Circular No. 75.

Under the Implementing Rules of Measures for the Administration of Individual Foreign Exchange, or the Implementation Rules, issued by the SAFE on January 5, 2007, PRC citizens who are granted shares or share options by an overseas listed company according to its share incentive plan are required, through a qualified PRC agent or the PRC subsidiary of such overseas listed company, to register with the SAFE and complete certain other procedures related to the share incentive plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company must be remitted into a foreign currency account of such PRC citizen or be exchanged into Renminbi.

Taxation

Under the Enterprise Income Tax Law (“EIT”), effective January 1, 2008, China will adopt a uniform tax rate of 25.0% for all enterprises (including foreign-invested enterprises) and revoke the current tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatment granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25.0% may continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the EIT Law. Enterprises that are currently entitled to exemptions or reductions from the standard income tax rate for a fixed term may continue to enjoy such treatment until the fixed term expires. However, the two-year exemption from enterprise income tax for foreign-invested enterprise will begin from January 1, 2008 instead of from when such enterprise first becomes profitable. Preferential tax treatments will continue to be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises otherwise classified as “new and high technology enterprises strongly supported by the state” will be entitled to a 15.0% enterprise income tax rate even though the EIT Law does not currently define this term.

Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission (“CSRC”), promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“the new M&A rule”) to regulate foreign investment in PRC domestic enterprises. The new M&A rule provides that the Ministry of Commerce must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exists:

(i)	the transaction involves an important industry in China;
(ii)	the transaction may affect national “economic security;” or
(iii)	the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China.

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The new M&A rule also contains a provision requiring overseas SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, the CSRC issued a clarification that sets forth the criteria and process for obtaining any required approval from the CSRC. To date, the application of this new M&A rule is unclear.

Anti-Corruption.

The substantial majority of hospitals in China are owned and operated by the government, and revenue from hospital pharmacies constitutes a significant portion of hospitals’ revenue. Hospitals procure their supplies of pharmaceutical products in bulk from manufacturers or distributors of pharmaceutical products, and generally decide whether to include a particular medicine on their formulary based upon a number of factors, including doctors’ preference in prescribing the medicine, the cost of the medicine, the perceived efficacy of the medicine and the hospital’s budget. Decisions by hospitals regarding whether to include a particular medicine in their pharmacies could be affected by corrupt practices, including illegal kickbacks and other benefits offered by manufacturers or distributors of pharmaceutical products. These corrupt practices may also affect doctors’ decisions regarding which types of medicine to prescribe.

The PRC government has strengthened its anti-corruption measures and has organized a series of government-sponsored anti-corruption campaigns in recent years. In particular, China amended its criminal code in 2006, increasing the penalties for corrupt business practices. The amendment of the criminal code is expected to make pharmaceutical product suppliers compete for the hospitals’ business on fair and equal terms, and thus is expected to result in more growth opportunities for drugstores that are not affiliated with hospitals.

Pharmaceutical Product Labeling and Prescription Management

The PRC SFDA promulgated pharmaceutical product labeling regulations in March 2006, which require that pharmaceutical product labels state the generic ingredients of the pharmaceutical products and which bar the registration of any brand name for any pharmaceutical product which does not contain active ingredients. In addition, effective May 1, 2007, doctors are not permitted to include brand names in their prescriptions and required to specify the chemical ingredients of the medicines they prescribe in their prescription. These requirements are expected to have the following positive impacts on the business of non-hospital drugstores:

•	help curb corrupt practices by pharmaceutical product manufacturers and doctors;
•	ensure that patients are given better information on the medicines they purchase; and
•	weaken the hospitals’ monopoly on prescriptions and prescription pharmaceutical products.

Real Property

Yubo’s headquarters are located at Room 105, Building 5, 31 Xishiku Avenue, Xicheng District, Beijing, PRC. The lease for our headquarters has a term of five years, with a total rental and property management fee of RMB1.9 million in year one with no less than 4% increase each year thereafter. The lease will expire on July 31, 2024. See Exhibit 10.11 of this Report for the lease relating to this property.

Employees

Yubo currently employs 20 employees at its headquarters, located at Room 105, Building 5, 31 Xishiku Avenue, Xicheng District, Beijing, PRC. Our employees include three executive officers, two financial department personnel, two administrative management personnel, six R&D and product personnel, six planning and marketing personnel, and one person in IT management.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Report before making an investment decision with regard to our securities. The statements contained in or incorporated into this Report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

The commercial success of our products depends upon the degree of their market acceptance among the medical community. If our products do not attain market acceptance among the medical community, our operations and profitability would be adversely affected.

The commercial success of our products depends, in large part, upon the degree of market acceptance they achieve among the medical community, particularly among physicians, pharmacists, administrators of hospitals, clinics and other health care institutions. Physicians may not prescribe or recommend our products to patients and pharmacies, procurement departments of hospitals, clinics and other health care institutions may not purchase our products if physicians or pharmacists do not find our products attractive. The acceptance and use of our products among the medical community will depend upon a number of factors including:

•	perceptions by physicians, pharmacists, patients and others in the medical community about the safety and effectiveness of our products;
•	the prevalence and severity of any side effects;
•	pharmacological benefit of our products relative to competing products and products under development;
•	the efficacy and potential advantages relative to competing products and products under development;
•	relative convenience and ease of administration;
•	effectiveness of our education, marketing and distribution efforts;
•	publicity concerning our products or competing products and treatments; and
•	the price for our products and competing products.

If our products fail to attain market acceptance among the medical community, or if our currently marketed products cannot maintain market acceptance, our results of operations and profitability would be adversely affected.

Our proprietary, next-generation stem cell derived technologies, our approach for stem cell storage facilities and our manufacturing platform for our stem cell based product candidates, represent emerging approaches to medical treatments that face significant challenges and hurdles.

We have concentrated our primary research and development efforts on our stem cell therapies using our expertise in tumor biology and cell programming, and our future success is highly dependent on the successful development and manufacture of our CAR-T product candidates. We do not currently have any approved or commercialized products. As with other targeted therapies, off-tumor or off-target activity could delay development or require us to reengineer or abandon a particular product candidate. Because CAR-T cell therapies represent a relatively new field of cellular immunotherapy and cancer treatment generally, developing and commercializing our product candidates subjects us to a number of risks and challenges, including:

•	obtaining regulatory approval for our product candidates, as the regulatory authorities may have limited experience with stem cell based therapies;
•	developing and deploying consistent and reliable processes for engineering a patient’s stem cells ex vivo and infusing the engineered stem cells back into the patient;
•	conditioning patients with other medical treatments in conjunction with delivering each of our products, which may increase the risk of adverse side effects of our product candidates;
•	sourcing clinical and, if approved, commercial supplies of the materials used to manufacture our product candidates;
•	developing programming modules with the desired properties, while avoiding adverse reactions;
•	creating viral vectors capable of delivering multiple programming modules;
•	developing a reliable and consistent vector and cell manufacturing process;
•	establishing manufacturing capacity suitable for the manufacture of our product candidates in line with expanding enrollment in our clinical studies and our projected commercial requirements;
•	achieving cost efficiencies in the scale-up of our manufacturing capacity;
•	developing protocols for the safe administration of our product candidates;
•	educating medical personnel regarding our stem cell technologies and the potential side effect profile of our product candidates;
•

establishing sales and marketing capabilities to successfully launch and commercialize our product candidates if and when we obtain any required regulatory approvals, and risks associated with gaining market acceptance of a novel therapy if we receive approval; and

•	the availability of coverage and adequate reimbursement from third-party payors for our novel and personalized therapies in connection with commercialization of any approved product candidates.

We may not be able to successfully develop our stem cell derived products, our technology or our other products in a manner that will yield products that are safe, effective, scalable or profitable.

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We may not be able to successfully create our own manufacturing infrastructure and stem cell storage facilities for supply and maintenance of our requirements of programmed stem cell products for use in clinical trials and for commercial sale.

We currently have manufacturing and storage facilities in China supplying clinical materials for our trials and commercial production through agreements with third parties. We intend to expand the capacities at these sites as we begin to expand the production of our products. We are also in the process of establishing manufacturing capability in Beijing, which will provide a regional product supply as well as add to our global manufacturing ability.

Our manufacturing and commercialization strategy is based on establishing a fully integrated vein-to-vein product delivery cycle. Over time, we expect to establish regional or zonal manufacturing hubs to service major markets to meet projected needs for commercial sale quantities. However, we are still in the process of constructing manufacturing and storage facilities that will allow us to meet commercial sale quantities.

The implementation of this plan is subject to many risks. For example, the establishment of a stem cell-therapy manufacturing facility is a complex endeavor requiring knowledgeable individuals. Expanding our internal manufacturing infrastructure will rely upon finding personnel with an appropriate background and training to staff and operate the facility. Should we be unable to find these individuals, we may need to rely on external contractors or train additional personnel to fill the needed roles. There are a small number of individuals with experience in stem cell therapy and the competition for these individuals is high.

We expect that operating our own commercial stem cell manufacturing and storage facilities will provide us with enhanced control of material supply for both clinical trials and the commercial market, enable the more rapid implementation of process changes, and allow for better long-term cost margins. However, we have limited experience as a company in designing and operating a commercial manufacturing and storage facility and may never be successful in developing our own manufacturing capability. We may establish additional manufacturing and storage sites as we expand our commercial footprint to multiple geographies, which may lead to regulatory delays or prove costly. Even if we are successful, our operations could be affected by cost-overruns, unexpected delays, equipment failures, labor shortages, natural disasters, power failures and numerous other factors, or we may not be successful in establishing sufficient capacity to produce our product candidates in sufficient quantities to meet the requirements for the potential launch or to meet potential future demand, all of which could prevent us from realizing the intended benefits of our manufacturing strategy and have a material adverse effect on our business.

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Our success is dependent upon our ability to maintain our relationships with hospitals, clinics, pharmacies, drugstores and other health care institutions, to expand such relationships and develop new relationships.

Our business depends significantly on our relationships with hospitals, clinics, pharmacies, drugstores and other health care institutions. No assurance can be given that any such distribution channels will continue their relationships with us, and the loss of one or more of these distribution channel partners could have a material adverse effect on our business, results of operations and financial condition. Our ability to grow our business will therefore depend to a significant degree upon our ability to develop new relationships with such distribution channel partners and to expand existing relationships. No assurance can be given that new partners will be found, that any such new relationships will be successful when they are in place, or that business with current distribution channel partners will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to timely identify or otherwise effectively respond to changing customer preferences, and we may fail to optimize our product offering and inventory position.

The pharmaceutical industry in China is rapidly evolving and is subject to rapidly changing customer preferences that are difficult to predict. We believe that our success depends on our ability to anticipate and identify customer preferences and adapt our product selection to these preferences. In particular, we believe that we must optimize our product selection and inventory positions based on sales trends. No assurances can be given that our product selection, especially our selections of nutritional supplements and food products, will accurately reflect customer preferences at any given time. If we fail to anticipate accurately either the market for our products or customers’ purchasing habits or fail to respond to customers’ changing preferences promptly and effectively, we may not be able to adapt our product selection to customer preferences or make appropriate adjustments to our inventory positions, which could significantly reduce our revenue and have a material adverse effect on our business, financial condition and results of operations.

We face significant competition, and if we do not compete successfully against existing and new competitors,

our revenue and profitability would be materially and adversely affected.

The pharmaceutical industry in China is highly competitive, and we expect competition to intensify. In addition there is a trend towards consolidation of the pharmaceutical industry in the future. Our primary competitors are other provincial pharmaceutical distributors. We compete for customers and revenue primarily on the basis of product selection, price, and timely delivery of products. Moreover, we may be subject to additional competition from new entrants to the drugstore industry in China. If the PRC government removes the barriers for foreign companies to operate majority-owned pharmaceutical distributors in China, we could face increased competition from foreign companies. Some of our larger competitors may enjoy competitive advantages, such as:

•	greater financial and other resources;
•	larger variety of products;
•	more extensive and advanced supply chain management systems;
•	greater pricing flexibility;
•	larger economies of scale and purchasing power;
•	more extensive advertising and marketing efforts;
•	greater knowledge of local market conditions; and
•	larger sales and distribution networks.

As a result, we may be unable to offer products similar to, or more desirable than, those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer larger discounts on the same or competing products, and we may not be able to profitably match those discounts. Furthermore, our competitors may offer products that are more attractive to our customers or that render our products uncompetitive. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operation and prospects.

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We rely on third-party manufacturers to supply our products.

We rely on third-party manufactures to supply our products. Reliance on such third-party manufacturers involves a number of risks, including a lack of control over the manufacturing process and the potential absence or unavailability of adequate capacity. If any of our third-party manufacturers cannot or will not manufacture our products in required volumes in compliance with applicable regulations, on a cost-effective basis, in a timely manner, or at all, we will have to secure alternative manufacturers. Maintaining relationships with existing manufacturers and replacing such manufacturers may be difficult and time consuming. Any disruption of our network of manufacturers, including failure to renew existing distribution agreements with desired manufacturers, could negatively affect our product selection and our ability to effectively sell our products and could materially and adversely affect our business, financial condition and results of operations

Our certificates, permits, and licenses related to our business are subject to governmental control and renewal and failure to obtain renewal will cause all or part of our operations to be terminated.

We are subject to various PRC laws and regulations pertaining to the pharmaceutical industry. We have attained certificates, permits, and licenses required for the operation of our business. In the event that we are not able to meet any new requirements imposed on our business by the appropriate regulatory authorities or are unable to renew our certificates, permits and licenses, all or part of our operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our operation and profitability.

If we are unable to protect our intellectual property from infringement, our business and prospects may be harmed.

As sales of our private label products increasingly account for a substantial portion of our revenue, we consider our brand name, trade names and trademarks to be valuable assets. Under PRC law, we have the exclusive right to use a trademark for products for which such trademark has been registered with the PRC Trademark Office of State Administration for Industry and Commerce (“SAIC”). In addition, no assurances can be given that we will be able to obtain any trademarks for which we may apply in the future.

Moreover, we may be unable to prevent third parties from using our brand name or trademarks without authorization and we may not have adequate remedies for such violations. Unauthorized use of our brand name or trademarks by third parties may adversely affect our business and reputation, including the perceived quality and reliability of our products.

We also rely on trade secrets to protect our know-how and other proprietary information, including pricing, purchasing, promotional strategies, customer lists and/or suppliers lists. However, trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors. In addition, confidentiality agreements, if any, executed by the foregoing persons may not be enforceable or provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, our enforcement efforts could be expensive and time-consuming, and the outcome is unpredictable. In addition, if our competitors independently develop information that is equivalent to our trade secrets or other proprietary information, it will be even more difficult for us to enforce our rights and our business and prospects could be harmed.

Litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the intellectual property rights of others. However, because the validity, enforceability and scope of protection of intellectual property rights in the PRC are uncertain and still evolving, we may not be successful in prosecuting these cases. In addition, any litigation or proceeding or other efforts to protect our intellectual property rights could result in substantial costs and diversion of our resources and could seriously harm our business and operating results. Furthermore, the degree of future protection of our proprietary rights is uncertain and may not adequately protect our rights or permit us to gain or keep our competitive advantage. If we are unable to protect our trade names, trademarks, trade secrets and other propriety information from infringement, our business, financial condition and results of operations may be materially and adversely affected.

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We face risks associated with uncertainties relating to Regulation for the Administration of Human Genetic Resources.

The collection, preservation, usage and outbound provision of human genetic resources in the PRC are governed by Regulation for the Administration of Human Genetic Resources, or HGR Regulation, except for activities relating to human genetic resources conducted for some specific purposes including clinical diagnosis and treatment. We believe that our stem cell bank is both for the purpose of clinical diagnosis and treatment, so that such activities relating to human genetic resources in our diagnosis business or early screening business may not be governed by HGR Regulation. However, we cannot assure you that our stem cell bank will be continuously deemed as conducted for the purpose of clinical diagnosis and treatment by the relevant government authority. Meanwhile, our endometrial stem cell bank in our development services are governed by HGR Regulation.

Pursuant to HGR Regulation, there are some limitations for foreign entities, individuals and such entities established or actually controlled thereby (“Restricted Entities”, and each, a “Restricted Entity”) to engage in activities relating to human genetic resources. For example, the Restricted Entity is not allowed to collect or preserve human genetic resources of China, while it is prohibited from using human genetic resources of China unless that such Restricted Entity have obtained an approval from relevant government authority or have filed with relevant government authority for international cooperation with a domestic entity. Taking into consideration of our consultation with a competent government authority, among others, although an entity controlled, directly or indirectly, by foreign persons through shareholding ownership would be deemed as a Restricted Entity, HGR Regulation remains unclear as to whether a VIE entity controlled by a wholly foreign owned enterprise through contractual arrangements would be deemed as a Restricted Entity. We cannot assure you that our VIE entities will not be deemed as Restricted Entities in the future, given the lack of clear statutory interpretation regarding HGR Regulation. If our VIE entities engaging in development services are deemed as the Restricted Entities by relevant government authority, our cooperation with foreign entities, among others, would be adversely affected and we may have to cooperate with domestic entities and be required to obtain approvals or file with relevant government authority for such cooperation which could result in additional cost and our business, financial condition and results of operations will be adversely affected.

We are subject to critical accounting policies and actual results may vary from our estimates.

We follow generally accepted accounting principles in the United States in preparing our financial statements. As part of the preparation of such financial reports, we must make many estimates and judgments concerning future events, which affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in our financial statements. We believe that these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in the future.

We may acquire other businesses, license rights to products or form alliances with third-parties, which could cause us to incur significant expenses and could negatively affect our profitability.

We may pursue acquisitions, licensing arrangements, and strategic alliances, as part of our business strategy. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. If we are successful in making an acquisition, the products that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities. This may result in increased borrowing costs and interest expense.

We may need additional capital and may not be able to obtain it on acceptable terms or at all, which could adversely affect our liquidity and financial position; the issuance of additional equity would result in dilution to our shareholders.

We may need to raise additional capital if our expenditures exceed our current expectations due to changed business conditions or other future developments. Our future liquidity needs and other business reasons may require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or securities convertible or exchangeable to our equity securities would result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that restrict our operational flexibility. Our ability to raise additional funds in the future is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;
•	general market conditions for capital-raising activities by pharmaceutical companies; and
•	economic, political and other conditions in China and elsewhere.

No assurances can be given that we will be able to obtain additional capital in a timely manner or on commercially acceptable terms or at all.

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Risks Related to Our Corporate Structure

Transactions among our affiliates are subject to scrutiny by the PRC tax authorities and a finding that we or any of our consolidated entities owe additional taxes could have a material adverse impact on our net income and the value of an investment in our common stock.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our consolidated entities are challenged by the PRC tax authorities to be not on an arm’s-length basis, or to result in an unreasonable reduction in our PRC tax obligations, the PRC tax authorities have the authority to disallow our tax deduction claims, adjust the profits and losses of our respective PRC consolidated entities and assess late payment fees and other penalties. Our net income may be materially reduced if our tax liabilities increase or if we are otherwise assessed late payment fees or other penalties.

We currently conduct our business primarily through a contractually controlled PRC operating entity, and our control of the day-to-day operations of such PRC entity pursuant to contracts, to comply with Chinese law, may not be as effective as conducting business through direct equity ownership of such PRC entity due to uncertainties with respect to the PRC legal system which could materially and adversely affect our results of operations.

We currently conduct a substantial portion of our business primarily through our contractually controlled PRC operating entity. PRC laws and regulations govern our operations in the PRC. Our contractually controlled PRC operating entity is generally subject to laws and regulations applicable to foreign investments in the PRC and, in particular, laws applicable to wholly foreign-owned enterprises (“WFOEs”). Although members of our executive management team and our shareholders include the executive officers and owners of our contractually controlled PRC operating entity, because we do not directly own our contractually controlled PRC operating entity, we may encounter problems enforcing our rights to control the business affairs and day-to-day operations of such entity. If we find it necessary to take legal action in the PRC to enforce our rights under our contracts with the PRC operating entity, we will be subject to the uncertainties of the PRC legal system, where prior court decisions have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in PRC. However, the PRC has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation, if any, of these policies and rules until sometime after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention. Accordingly, notwithstanding our contractual control over our PRC operating entity, such control may not be as effective as if we conducted our business through direct equity owned PRC entities which could materially and adversely affect our results of operations.

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Our contractual arrangements with Yubo and its shareholders may not be as effective in providing control over these entities as direct ownership.

We have no equity ownership interest in Yubo as we rely on the contractual arrangements of the VIE agreements to control and operate Yubo. These contractual arrangements may not be as effective in providing control over Yubo as direct ownership. For example, Yubo could fail to take actions required for our business or fail to pay dividends to Yubo WFOE despite its contractual obligation to do so. If Yubo fails to perform its obligation under the VIE agreements, we may have to rely on legal remedies under PRC law, which may not be effective.

If the PRC government finds that the contractual arrangements that establish the structure for operating our business in China do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subjected to severe consequences, including the nullification of such agreements and the relinquishment of our interest in our VIE.

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in medical institutions which our stem cell bank relates to, and in the development and application of technologies for diagnosis and treatment of human stem cells and genes, which our stem cell bank and endometrial stem cell bank business relates to. Pursuant to the Special Administrative Measures (Negative List) issued by the NDRC and MOFCOM on June 23, 2020, which came into force on July 23, 2020, foreign investment are allowed in PRC medical institutions only through joint venture entities, and the foreign shareholding in these entities is limited to 70.0%, which percentage was stipulated in the Interim Administrative Measures on Sino-Foreign Equity Medical Institutions and Sino-Foreign Cooperative Medical Institutions, or the JV Interim Measures. Additionally, certain industries are specifically prohibited for foreign investment, including the development and application of technologies for diagnosis and treatment of human stem cells and genes.

To comply with PRC laws and regulations, we conduct our stem cell bank and endometrial stem cell bank business in China through VIE. We, through Yubo WFOE, our wholly owned subsidiary in China, entered into a series of contractual arrangements with our VIE and its ultimate shareholders, in order to (i) exercise effective control over our VIE, (ii) receive substantially all of the economic benefits of our VIE, and (iii) have an exclusive option to purchase all or part of the equity interests in our VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of our VIE and hence consolidate its financial results under GAAP. Although the structure we have adopted is consistent with long-standing practice in certain industries, such as TMT industry, and is also adopted by some of our peers in China, the PRC government may not agree that these arrangements comply with PRC license, registration or other regulatory requirements, with existing policies, or with requirements or policies that may be adopted in the future. Our VIE hold the licenses, approvals and key assets that are essential for the operations of our precision oncology service businesses.

We believe: (i) the ownership structures of our VIE in China, currently do not, and immediately after giving effect to this offering, will not result in any violation of the applicable PRC laws or regulations currently in effect, and (ii) subject to the risks as disclosed in the section headed “Risk Factors—Risks Relating to Our Corporate Structure”, the contractual arrangements between WFOE, our VIE and its respective equity holders governed by PRC laws are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect and do not violate any applicable PRC laws, rule or regulation currently in effect. There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. The relevant PRC regulatory authorities have broad discretion in determining whether a particular contractual structure violates PRC laws and regulations. Thus, we cannot assure you that the PRC government will not ultimately take a view contrary to the opinion of our PRC Legal Counsel. If we are found in violation of any PRC laws or regulations or if the contractual arrangements among WFOE, our VIE and its respective equity holders are determined as illegal or invalid by any PRC court, arbitral tribunal or regulatory authorities, the relevant governmental authorities would have broad discretion in dealing with such violation, including, without limitation:

•	revoking the agreements constituting the contractual arrangements;

•	revoking our business and operating licenses;

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•	requiring us to discontinue or restrict operations;

•	restricting our right to collect revenue;

•	shutting down all or part of our websites or services;

•	levying fines on us and/or confiscating the proceeds that they deem to have been obtained through non-compliant operations;

•	requiring us to restructure the operations in such a way as to compel us to establish a new enterprise, re-apply for the necessary licenses or relocate our businesses, staff and assets;

•	imposing additional conditions or requirements with which we may not be able to comply;

•	restricting or prohibiting our use of proceeds from public offering or other financing activities to finance our business and operations in China; or

•	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, any of the assets under the name of any record holder of equity interest in VIE, including such equity interest, may be put under court custody in connection with litigation, arbitration or other judicial or dispute resolution proceedings against that record holder. We cannot be certain that the equity interest will be disposed of in accordance with the contractual arrangements. In addition, new PRC laws, rules and regulations may be introduced to impose additional requirements that may impose additional challenges to our corporate structure and contractual arrangements. The occurrence of any of these events or the imposition of any of these penalties may result in a material and adverse effect on our ability to conduct our precision oncology service business. In addition, if the imposition of any of these penalties causes us to be unable to direct the activities of such VIE and its subsidiaries or the right to receive their economic benefits, we would no longer be able to consolidate such VIE into our financial statements, thus adversely affecting our results of operation.

Risks Related to Doing Business in China

The pharmaceutical industry in China is highly regulated and such regulations are subject to change which may affect approval and commercialization of our drugs.

A material portion of our research and development operations and manufacturing facilities are in China, which we believe confers clinical, commercial and regulatory advantages. The pharmaceutical industry in China is subject to comprehensive government regulation and supervision, encompassing the approval, registration, manufacturing, packaging, licensing and marketing of new drugs. See “Business—Government Regulation—PRC Regulation” for a discussion of the regulatory requirements that are applicable to our current and planned business activities in China. For example, under PRC law, before we enter into a clinical trial agreement with a PRC partner, the parties are required to obtain an approval for projects of international collaboration in respect of human genetic resources in order to utilize genetic material contained in biological samples collected from Chinese human subjects. The relevant PRC partners in some of our collaboration projects have not obtained such approval in a timely manner. The failure to obtain such approval could cause relevant collaboration projects to be suspended by governing authorities, may result in fines and also may constitute a breach under our agreements with certain CROs. Furthermore, under relevant PRC laws, a license for use of laboratory animals is required for performing experimentation on animals. Any failure of fully comply with such requirement may result in the invalidation of our experimental data. In recent years, the regulatory framework in China regarding the pharmaceutical industry has undergone significant changes, and we expect that it will continue to undergo significant changes. Any such changes or amendments may result in increased compliance costs on our business or cause delays in or prevent the successful development or commercialization of our drug candidates in China and reduce the current benefits we believe are available to us from developing and manufacturing drugs in China. PRC authorities have become increasingly vigilant in enforcing laws in the pharmaceutical industry and any failure by us or our partners to maintain compliance with applicable laws and regulations or obtain and maintain required licenses and permits may result in the suspension or termination of our business activities in China. We believe our strategy and approach are aligned with the PRC government’s regulatory policies, but we cannot ensure that our strategy and approach will continue to be aligned.

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The Chinese economy differs from the economies of most developed countries in many respects, including a higher level of government involvement, the ongoing development of a market-oriented economy, a higher level of control over foreign exchange, and a less efficient allocation of resources.

While the PRC economy has experienced significant growth since the late 1970s, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. These measures are intended to benefit the overall PRC economy, but may also have a negative effect on us. For example, our business, financial condition and results of operations could be adversely affected by PRC government control over capital investments or changes in regulations that are applicable to us.

The PRC economy has been transitioning from a centrally planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s that emphasize the utilization of market forces for economic reform, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

The PRC legal system contains uncertainties, which could limit the legal protections available to you and to us.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC subsidiary is subject to laws and regulations applicable to foreign-invested enterprises in China. In particular, they are subject to PRC laws, rules and regulations governing foreign companies’ ownership and operation of pharmaceutical businesses. Such laws and regulations are subject to change, and their interpretation and enforcement involve uncertainties, which could limit the legal protections available to us and our investors. In addition, we cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of such laws, or the preemption of local regulations by PRC laws, rules and regulations.

Moreover, China has a civil law system based on written statutes, which, unlike common law systems, is a system in which decided judicial cases have little precedential value. Furthermore, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. The relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of litigation. In addition, enforcement of existing laws or contracts based on existing laws may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement within China. All such uncertainties could materially and adversely affect our business, financial condition and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this Report based on foreign laws. It may also be difficult for overseas regulators or you to conduct investigations or collect evidence within China.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct a material portion of our operations in China and a material portion of our assets are located in China. In addition, many of our senior executive officers and directors reside within China for a significant portion of the time and some of them are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

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The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or the public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information, documents and materials needed for regulatory investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no entity or individual may provide the documents and materials relating to securities business activities to overseas parties. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

We may be restricted from transferring our scientific data abroad.

On March 17, 2018, the General Office of the PRC State Council promulgated the Measures for the Management of Scientific Data, or the Scientific Data Measures, which provide a broad definition of scientific data and relevant rules for the management of scientific data. According to the Scientific Data Measures, enterprises in China must seek governmental approval before any scientific data involving a state secret may be transferred abroad or to foreign parties. Further, any researcher conducting research funded, at least in part, by the PRC government is required to submit relevant scientific data for management by the entity to which such researcher is affiliated before such data may be published in any foreign academic journal. Currently, as the term “state secret” is not clearly defined, there is no assurance that we can always obtain relevant approvals for sending scientific data (such as the results of our pre-clinical studies or clinical trials conducted within China) abroad, or to our foreign partners in China.

If we are unable to obtain the necessary approvals in a timely manner, or at all, our research and development of drug candidates may be hindered, which may materially and adversely affect our business, results of operations, financial conditions and prospects. If relevant government authorities consider the transmission of our scientific data to be in violation of the requirements under the Scientific Data Measures, we may be subject to specific administrative penalties imposed by those government authorities.

Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax, which could materially and adversely affect the amount of dividends, if any, we may pay our shareholders.

The PRC Enterprise Income Tax Law classifies enterprises as resident enterprises and non-resident enterprises. The PRC Enterprise Income Tax Law provides that an income tax rate of 20% may be applicable to dividends payable to non-resident investors, which (i) do not have an establishment or place of business in the PRC, or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The State Council of the PRC reduced such rate to 10% through the implementation regulations of the PRC Enterprise Income Tax Law. Further, pursuant to the Double Tax Avoidance Arrangement between Hong Kong and Mainland China, or the Double Tax Avoidance Arrangement, and the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued in February 2009 by the State Administration of Taxation of the PRC, or the SAT, if a Hong Kong resident enterprise owns more than 25% of the equity interest in a company in China at all times during the 12-month period immediately prior to obtaining a dividend from such company, the 10% withholding tax on dividends is reduced to 5% provided that certain other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws are satisfied at the discretion of relevant PRC tax authority.

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If our Cayman Islands subsidiary and our Hong Kong subsidiary are considered as non-resident enterprises and our Hong Kong subsidiary is considered as a Hong Kong resident enterprise under the Double Tax Avoidance Arrangement and is determined by the competent PRC tax authority to have satisfied relevant conditions and requirements, then the dividends paid to our Hong Kong subsidiary by its PRC subsidiary may be subject to the reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. In addition, based on the Announcement of the State Administration of Taxation on Issues Relating to Beneficial Owner in Tax Treaties, effective from April 1, 2018, under certain conditions a company cannot be defined as a beneficial owner under the treaty and thus are not entitled to the abovementioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiaries in China, or if our Hong Kong subsidiary is determined by PRC government authority as receiving benefits from reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders.

If we are classified as a “resident enterprise” of China under the PRC Enterprise Income Tax Law, we and our non-PRC shareholders could be subject to unfavorable tax consequences, and our business, financial condition and results of operations could be materially and adversely affected.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside the PRC with “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of board members with voting rights or senior executives habitually reside in the PRC.

We believe that we are not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the common stock. In addition, non-resident enterprise shareholders, including our common stock holders, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of common stock or ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including our common stock holders, and any gain realized on the transfer of common stock or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20%, which in the case of dividends may be withheld at source. Any PRC tax liability may be reduced by an applicable tax treaty. However, it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our common stock or ordinary shares.

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In addition to the uncertainty as to the application of the “resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.

Governmental control of currency conversion may affect the value of your investment.

Currently, the RMB cannot be freely converted into any foreign currency. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, for most capital account items, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the common stock.

Fluctuation in exchange rates could have a negative effect on our results of operations and the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund, or IMF, completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, the RMB is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the euro, the Japanese yen and the British pound. Since the fourth quarter of 2016, the RMB has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the foreign exchange market and progress toward interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. As of the date of this Report, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency or to convert foreign currency into RMB.

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PRC regulations relating to offshore investment activities by PRC residents and enterprises may increase our administrative burden and restrict our overseas and cross-border investment activity. If our PRC resident and enterprise shareholders fail to make any required applications and filings under such regulations, we may be unable to distribute profits to such shareholders and may become subject to liability under PRC law.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Round-tripping Investment via Overseas Special Purpose, or SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any change of basic information or material events. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, shall be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE.

We may not be aware of the identities of all of our beneficial owners who are PRC residents. To our knowledge, some of our beneficial owners have not complied with SAFE registration requirements under SAFE Circular 37 and subsequent implementation rules on time or at all, sometimes due to reasons beyond their control. However, we do not have control over our beneficial owners and cannot compel them to comply with SAFE Circular 37 and subsequent implementation rules. Therefore, we cannot assure you that any required registration under SAFE Circular 37 and any amendment will be completed in a timely manner, or at all. The failure of our beneficial owners who are PRC residents to register or amend their foreign exchange registrations pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiary to fines and legal sanctions. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us. These risks may have a material adverse effect on our business, financial condition and results of operations.

Furthermore, as these foreign exchange and outbound investment related regulations and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

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The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules and relevant regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. The M&A Rules require that the Ministry of Commerce, or the MOFCOM, be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security; or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. The approval from MOFCOM shall be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.

The Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress, or NPC, which became effective in August 2008, requires that when a concentration of undertakings occurs and reaches statutory thresholds, the undertakings concerned shall file a prior notification with MOFCOM. Without the clearance from MOFCOM, no concentration of undertakings shall be implemented and effected. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the MOFCOM when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 is triggered. If such prior notification is not obtained, MOFCOM may order the concentration to cease its operations, dispose of shares or assets, transfer the business of the concentration within a time limit, take any other necessary measures to restore the situation as it was before the concentration, and may impose administrative fines.

In addition, the Implementing Rules Concerning Security Review on the Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, specify that mergers and acquisitions by foreign investors involved in “an industry related to national security” are subject to strict review by the MOFCOM, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the abovementioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions.

We cannot preclude the possibility that the MOFCOM or other government agencies may publish explanations contrary to our understanding or broaden the scope of such security reviews in the future, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

We and our shareholders face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises, assets attributed to a PRC establishment of a non-PRC company or immovable properties located in China owned by non-PRC companies.

In February 2015, SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Public Notice 7. SAT Public Notice 7 extends its tax jurisdiction to transactions involving transfer of other taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Public Notice 7 provides clear criteria for assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Public Notice 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. In October 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer other than transfer of shares of our common stock acquired and sold on public markets may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions that involve PRC taxable assets, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is the transferor in such transactions, and may be subject to withholding obligations if our company is the transferee in such transactions, under SAT Public Notice 7 or Bulletin 37, or both.

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Risks Relating to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Our common stock is not listed on any stock exchange and there is a limited market for shares of our common stock. Even if a market for our common stock develops, our common stock could be subject to wide fluctuations.

Our common stock is not listed on any stock exchange. Although our common stock is listed on the OTC Marketplace, there is a limited public market for shares of our common stock, and limited trades of our common stock have taken place on the OTC Marketplace. Even if the shares of our common stock may in the future trade greater volume on the OTC Marketplace, the liquidity and price of our common stock is expected to be more limited than if such securities were quoted or listed on a national exchange. No assurances can be given that an active public trading market for our common stock will develop or be sustained. Trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in over the counter stocks and certain major brokerage firms restrict their brokers from recommending over the counter stocks because they are considered speculative, volatile and thinly traded. Lack of liquidity will limit the price at which stockholders may be able to sell our common stock.

Even if our common stock will in the future trade more actively on the OTC Marketplace, the price of such common stock could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities. Such risks could have an adverse effect on the stock’s future liquidity.

We may be subject to risks related to penny stocks because of special regulations prescribed by the SEC.

Our common stock may be subject to regulations prescribed by the SEC relating to “penny stocks.” The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. When and if trading of our common stock is established, such stock may meet the definition of a penny stock and be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and “accredited investors” (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse)).

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a “shell company” pursuant to Rule 144 prior to the consummation of the Exchange Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date that this Current Report on Form 8-K has been filed with the Commission reflecting the Company’s status as a non-”shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of this Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

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SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize selected consolidated financial data regarding the business of Platinum and its subsidiaries and variable interest entity Yubo and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated pro forma financial statements of the Company and Platinum and its subsidiaries and variable interest entity Yubo and the related notes included with those financial statements. All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

Historical Financial Performance of Platinum and its subsidiaries and variable interest entity Yubo

The following represents the past financial performance for Platinum and its subsidiaries and variable interest entity Yubo as of and for the years ended December 31, 2019 and 2018 and for the nine months ended September 30, 2020 and 2019.

	For the nine months ended September 30,		For the year ended December 31,
	2020	2019	2019	2018
	(Unaudited)	(Unaudited)
Revenue
Sales	$471,148	$—	$—	$—
Cost of Goods Sold	39,724	—	—	—
Gross Profit	431,424	—	—	—
Operating expenses:
Sales commissions	187,963	—	—	—
Employee compensation	113,748	4,984	4,951	—
Occupancy	159,889	46,189	101,702	—
Depreciation and amortization of property and equipment	16,250	—	91	—
Amortization of intangible assets	1,929	—	—	—
Other operating expenses	381,789	2,378	124,322	—
Total Operating Expenses	861,568	53,551	231,066
Income (loss) from operations	(430,144)	(53,551)	(231,066)	—

Other Income (Expenses)
Interest expenses	(157)	(161)	(127)	—
Total Other Income (Expenses)	(157)	(161)	(127)	—

Loss before Provision for Income Tax	(430,301)	(53,712)	(231,193)

Provision for Income Tax	—	—	—	—

Net loss	$(430,301)	$(53,712)	$(231,193)	$—
Net loss per share basic and diluted	$(0.04)	$(0.01)	$(0.02)	$—
Weighted average common shares outstanding basic and diluted	10,011,116	10,000,000	10,000,000	—

Comprehensive income (loss)
Net loss	(430,301)	(53,712)	(231,193)	—
Foreign currency translation adjustment	3,395	—	(3,935)	—
Total comprehensive income (loss)	$(426,906)	$(53,712)	$(235,128)	$—

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	September 30,	December 31,	December 31,
	2020	2019	2018
	(Unaudited)
ASSETS
Current assets
Cash	$749,440	$1,262	$145
Receivables	5,458	—	—
Prepaid expenses	42,295	62,089	—
Inventory	83,607	—	—
Due from related parties	463,831	399,251	—
Total Current Assets	1,344,631	462,602	145

Property and equipment, net	77,255	36,597
Intangible assets, net	54,872	—	—
Operating lease right of use asset	364,426	546,350	—
Lease security deposit	80,008	83,386
Total Assets	$1,921,192	$1,128,935	$145

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses (including accounts payable and accrued expenses of VIE without recourse to the Company of $120,852, $0, and $0 as of September 30, 2020, December 31, 2019, and December 31, 2018, respectively)	$120,852	$—	$—
Customer deposits (including customer deposits of VIE without recourse to the Company of $10,603, $0 and $0 as of September 30, 2020, December 31, 2019, and December 31, 2018, respectively)	15,378	—	—
Due to related parties (including due to related parties without recourse to the Company of $93,134, $93,852, and $145 as of September 30, 2020, December 31, 2019, and December 31, 2018, respectively)	88,359	93,852	145
Operating lease liability – current (including operating lease liability -current of VIE without recourse to the Company of $306,707, $262,928, and $0 as of September 30, 2020, December 31, 2019, and December 31, 2018, respectively)	306,707	262,928	—
Total Current Liabilities	531,296	356,780	145

Non-current liabilities
Operating lease liability - non-current (including operating lease liability – non- current of VIE without recourse to the Company of $57,718, $283,422, and $0 as of September 30, 2020, December 31, 2019, and December 31, 2018, respectively)	57,718	283,422	—
Total Liabilities	589,014	640,202	145

Commitments and contingencies

Shareholders' Equity:
Common stock, par value $ 0.0001 per share; authorized 500,000,000 shares, issued and outstanding 10,152,284, 0, and 0 shares, respectively.	1,015	—	—
Additional Paid in Capital	1,993,197	723,861	—
Accumulated deficit	(661,494)	(231,193)	—
Accumulated other comprehensive income (loss)	(540)	(3,935)	—
Total Shareholders' Equity	1,332,178	488,733	—
Total Liabilities and Shareholders' Equity	$1,921,192	$1,128,935	$145

39

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis of the consolidated results of operations and financial condition of Platinum and its subsidiaries and variable interest entity (“Platinum”)  for the fiscal years ended December 31, 2019 and 2018 and as of and for the nine months ended September 30, 2020 and 2019 should be read in conjunction with the Summary Selected Consolidated Financial Data, the Platinum financial statements, and the notes to those financial statements that are included elsewhere in this Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Our management’s discussion and analysis of our financial condition and results of operations are only based on Platinum current stem cell based pharmaceutical and medical treatment business operated by our variable interest entity Yubo in China. Our previous shell company’s results of operations are immaterial and will not be included in the discussion below. Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.

As a result of the Exchange Transaction, the Registrant ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act. See Item 5.06 of this Current Report on Form 8-K.

Results of Operations

	For the nine months ended September 30,		For the year ended December 31,
	2020	2019	2019	2018
Revenue
Sales	$471,148	$—	$—	$—
Cost of Goods Sold	39,724	—	—	—
Gross Profit	431,424	—	—	—
Operating expenses:
Sales commissions	187,963	—	—	—
Employee compensation	113,748	4,984	4,951	—
Occupancy	159,889	46,189	101,702	—
Depreciation and amortization of property and equipment	16,250	—	91	—
Amortization of intangible assets	1,929	—	—	—
Other operating expenses	381,789	2,378	124,322	—
Total Operating Expenses	861,568	53,551	231,066
Income (loss) from operations	(430,144)	(53,551)	(231,066)	—
Other Income (Expenses)
Interest expenses	(157)	(161)	(127)	—
Total Other Income (Expenses)	(157)	(161)	(127)	—
Loss before Provision for Income Tax	(430,301)	(53,712)	(231,193)
Provision for Income Tax	—	—	—	—
Net loss	$(430,301)	$(53,712)	$(231,193)	$—

40

Comparison of the Nine Months Ended September 30, 2020 and 2019

Sales

Our sales were $471,148 for the nine months ended September 30, 2020, as compared to $0 for the nine months ended September 30, 2019. The increase in sales was primarily due to the sale of nebulizers.

Cost of Goods Sold

Our cost of goods sold was $39,724 for the nine months ended September 30, 2020, as compared to $0 for the nine months ended September 30, 2019. The increase in cost of goods sold was primarily due to costs of nebulizers sold.

Gross Profit

Our gross profit was $431,424 for the nine months ended September 30, 2020, as compared to $0 for the nine months ended September 30, 2019. The increase in gross profit was primarily due to sale of nebulizers.

Operating Expenses

Our operating expenses were $861,568 for the nine months ended September 30, 2020, as compared to $53,551 for the nine months ended September 30, 2019. The increase in operating expenses was primarily due to increases in sales commissions, employee compensation, occupancy, and other operating expenses.

Loss from Operations

Our loss from operations was $(430,144) for the nine months ended September 30, 2020, as compared to $(53,551) for the nine months ended September 30, 2019. The increase in loss from operations was primarily due to the $808,017 increase in operating expenses, partially offset by the $431,424 increase in gross profit.

Other Income (Expense)

Our other income (expense) was $(157) for the nine months ended September 30, 2020, as compared to $(161) for the nine months ended September 30, 2019. The decrease in other expense was primarily due to a decrease in bank charges.

Net Loss

Our net loss was $(430,301) for the nine months ended September 30, 2020, as compared to $(53,712) for the nine months ended September 30, 2019. The increase in net loss was primarily due to the $808,017 increase in operating expenses, partially offset by the $431,424 increase in gross profit.

Comparison of the Years Ended December 31, 2019 and 2018

Sales

Our sales were $0 for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018.

Cost of Goods Sold

Our cost of goods sold was $0 for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018.

41

Gross Profit

Our gross profit was $0 for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018.

Operating Expenses

Our operating expenses were $231,066 for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018. The increase in operating expenses was primarily due to increases in occupancy (resulting from the Beijing China office space lease commencing in August 2019) and other operating expenses.

Loss from Operations

Our loss from operations was $(231,066) for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018. The increase in loss from operations was due to the increase in operating expenses.

Other Income (Expense)

Our other income (expense) was $(127) for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018. The increase in other expense was primarily due to an increase in bank charges.

Net Loss

Our net loss was $(231,193) for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018. The increase in net loss was primarily due to the increase in operating expenses.

Liquidity and Capital Resources

Overview

Platinum’s cash needs are primarily for working capital to support Yubo’s operations. These cash needs have historically been financed with cash generated from shareholder capital contributions.

As of September 30, 2020, Platinum had cash and equivalents on hand of $749,440 and working capital of $813,335. Platinum believes that its cash on hand and working capital will be sufficient to meet its anticipated cash requirements through January 31, 2021. If Yubo does not meet its revenue objectives over that period, the Company may need to sell additional equity securities, which could result in dilution to current stockholders, or seek additional loans. The incurrence of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict its operations. Financing may not be available in amounts or on terms acceptable to the Company, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Net cash provided by (used in) operating activities

Net cash used in operating activities was $411,858 for the nine months ended September 30, 2020, as compared to $315,598 for the nine months ended September 30, 2019. The $96,260 increase in net cash used in operating activities was primarily due to the $373,589 increase in net loss and the $83,607 increase in inventory, offset partially by the $120,852 increase in accounts payable and accrued expenses, the $143,063 decrease of the increase in due from related parties, and the $76,880 decrease of the increase in the lease security deposit.

Net cash used in operating activities was $682,121 for the year ended December 31, 2019, as compared to cash provided in operating activities of $145 for the year ended December 31, 2018. The increase in net cash used in operating activities was primarily due to the $231,193 net loss in 2019 and the $399,251 increase in due from related parties.

42

Net cash provided by (used in) investing activities

Net cash used in investing activities was $108,202 for the nine months ended September 30, 2020, as compared to $6,558 for the nine months ended September 30, 2019. The increase in net cash used in investing activities was due to purchases of property and equipment and purchases of intangible assets.

Net cash used in investing activities was $36,983 for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018. The increase in net cash used in investing activities was due to purchases of property and equipment in 2019.

Net cash provided by financing activities

Net cash provided by financing activities was $1,270,351 for the nine months ended September 30, 2020, as compared to $349,770 for the nine months ended September 30, 2019. The increase in net cash provided by financing activities was primarily due to a $170,581 increase in capital contributions to Yubo and a $750,000 sale of Platinum ordinary shares.

Net cash provided by financing activities was $723,861 for the year ended December 31, 2019, as compared to $0 for the year ended December 31, 2018. The increase in net cash provided by financing activities was due to capital contributions to Yubo.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

As of September 30, 2020, Platinum has no long-term debt or purchase obligations:

Off-Balance Sheet Arrangements

Platinum has not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. Platinum has not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, Platinum does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Platinum does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or engages in leasing, hedging or research and development services with it.

Critical Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying consolidated financial statements for the nine months ended September 30, 2020 and 2019 (unaudited) and for the years ended December 31, 2019 and 2018 comprise the following periods for each entity:

Name	Periods
Platinum	April 7, 2020 (Inception) – September 30, 2020
Platinum HK	May 4, 2020 (Inception) – September 30, 2020
Yubo WFOE	September 4, 2020 (Inception) – September 30, 2020
Yubo	January 1, 2018 – September 30, 2020

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Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its two wholly owned subsidiaries, and its consolidated VIE for which the Company is the primary beneficiary.

All transactions and balances among the Company, its subsidiaries and consolidated VIE have been eliminated upon consolidation.

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. The initial lease liability is equal to the future fixed minimum lease payments discounted using the Company’s incremental borrowing rate, on a secured basis. The initial measurement of the right-of-use asset is equal to the initial lease liability plus any initial direct costs.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term.

Revenue Recognition

The Company derives its revenue from the sale of nebulizers containing frozen tubes with medical fluid. The nebulizers are sold directly to consumers on the Company’s online e-commerce platform. The Company recognizes product revenues when the following four revenue recognition criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured. The Company does not allow sales returns or exchanges.  Revenue is recorded net of value-added tax (“VAT”).

44

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Exchange Transaction

The following table sets forth certain information as of January 13, 2021 prior to the closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of January 13, 2021, there were 117,875,323 shares of Class A common stock and 4,447 shares of Class B common stock issued and outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class Beneficially Owned (3)
Directors and Executive Officers

Jun Wang Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	0		0%

Yang Wang Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	0		0%

Zhihui Bai Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	0		0%

Lina Liu Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	116,697,438	(2)	99.0%

All Officers and Directors as a Group	116,697,438	(2)	99.0%

5% Stockholders

Lina Liu Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	116,697,438	(2)	99.0%

______________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Includes 116,697,438 shares of Class A common stock.
(3)	Represents the percentage of ownership of our Class A common stock only.

45

Security Ownership After Exchange Transaction

The following table sets forth certain information as of January 14, 2021, after giving effect to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of January 14, 2021, after giving effect to the Closing of the Exchange Transaction, there were 118,177,885 shares of Class A common stock and 4,447 shares of Class B common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percentage of Class Beneficially Owned (3)
Directors and Executive Officers

Jun Wang Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	39,943,800	33.80%

Yang Wang Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	19,211,400	16.26%

Zhihui Bai Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	2,496,780	2.11%

Lina Liu Room 105, Building 5, 31 Xishiku Avenue Xicheng District, Beijing, PRC	5,098,439	4.31%

All Officers and Directors as a Group	66,750,419	56.48%

5% Stockholders

FlyDragon International Limited Wickham’s Cay II,P.O.Box 2221 Road Town, Tortola, British Virgin Islands	39,943,800	33.80%

ChinaOne Technology Limited Wickham’s Cay II,P.O.Box 2221 Road Town, Tortola, British Virgin Islands	19,211,400	16.26%

Boao Biotech Limited Wickham’s Cay II,P.O.Box 2221 Road Town, Tortola, British Virgin Islands	24,967,800	21.13%

Focus Draw Group Limited Wickham’s Cay II,P.O.Box 2221 Road Town, Tortola, British Virgin Islands	13,829,400	11.70%

FocusOne Technology Group Limited Wickham’s Cay II,P.O.Box 2221 Road Town, Tortola, British Virgin Islands	11,524,500	9.75%

_________________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Excludes any of our Class B common stock.
(3)	Represents the percentage of ownership of our Class A common stock only.

46

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are:

Name	Age	Position

Jun Wang	53	Director, President and Chief Executive Officer
Yang Wang	40	Director
Zhihui Bai	34	Director
Lina Liu	40	Chief Financial Officer, Treasurer and Secretary

Jun Wang.  Mr. Wang was appointed as our Chief Executive Officer, President and Director in 2020.  He continues to serve as President of Yubo from 2019 to present.  From 2015 to 2019, Mr. Wang served as President of Borongtai Asset Management (Beijing) Co., Ltd. He graduated with a Bachelors degree from Tianjin Commercial University, Department of Business Management. In making the decision to appoint Mr. Wang to serve as a director, the Board considered, in addition to the criteria referred to above, his extensive marketing experience in the healthcare industry, current service as our Chief Executive Officer and his comprehensive knowledge of Yubo, its business and operations.

Yang Wang.  Mr. Wang was appointed as our Director in 2020.  He has served as General Manager of Yubo from 2019 to present. From 2015 to 2019, Mr. Wang served as General Manager of Beijing Zunsheng Investment Consulting Co., Ltd.  Additionally, he has worked for Horwath Financing Asia Limited, Mingli CHINA Growth Fund, Peking University Shangshuai Alumni Industry Investment Fund and Zhonsheng Capital Partners. He graduated with an MBA from New York Institute of Technology. Mr. Wang’s experience in the capital markets and mergers and acquisitions were the primary qualifications that the Board considered in appointing him as a director of the Company.

Zhihui Bai.  Mr. Bai was appointed as our Director in 2020.  He has served as General Manager of Beijing Zhenhuikang Biotech Co.LTD from 2015 to present. He graduated with a Master’s degree from Sofia University. Mr. Bai’s experience in the stem cell industry, including in product design, selection and production were the primary qualifications that the Board considered in appointing him as a director of the Company.

Lina Liu.  Ms. Liu was appointed as our Chief Financial Officer, Treasurer and Secretary in 2020.  She has served as Chief Financial Officer of Yubo from 2019 to present. From 2015 to 2019, she served as Chief Financial Officer of Borongtai Asset Management (Beijing) Co., Ltd. Additionally, she has over ten years of experience working for Ernst & Young.  Ms. Liu graduated with a Master of Accounting from the Central University of Finance and Economics.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s stockholders or until removed from office in accordance with the Company’s bylaws and the provisions of the New York Business Corporation Law (the “NYBCL”). The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the NYBCL.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

47

Committees of the Board

Our Board of Directors held no formal meetings during the 12-month period ended September 30, 2020. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the NYBCL and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have an audit, nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board. Neither our current nor proposed directors are independent directors as defined in the NASDAQ listing standards.

We intend to form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert, after the completion of the Exchange Transaction.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 delivered to us as filed with the Securities Exchange Commission, our executive officers and directors, and persons who own more than 10% of our Common Stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act, with the exception of a Form 3 for Ms. Lina Liu, our Chief Financial Officer, Treasurer and Secretary, which was filed 3 days later than the required reporting deadline.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Yubo International Biotech Limited, Room 105, Building 5, 31 Xishiku Avenue, Xicheng District, Beijing, PRC.

48

Board Leadership Structure and Role on Risk Oversight

Mr. Jun Wang currently serves as the Company’s principal executive officer and a director. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Exchange Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

49

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the last fiscal year.

Executive Compensation - New Executive Officers

None of the current directors and executive officers received compensation from Yubo during the fiscal years ended December 31, 2019 and 2018.

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

The Company is party to employment agreements with Jun Wang, Yang Wang and Lina Liu, providing for monthly salaries of RMB8,800, RMB8,800 and RMB8,000, respectively. Each employment agreement commenced on October 10, 2020 and will terminate on October 9, 2021. The employment agreements each provide for the Company to arrange social insurance, housing insurance and medical insurances for the executive officers and the termination by the Company or executive officer upon 30-day notice upon the occurrence of a limited number of circumstances. The employment agreements for Jun Wang, Yang Wang and Lina Liu are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

50

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

Other than Ms. Lina Liu, who is our controlling shareholder, Chief Financial Officer, Treasurer and Secretary prior to the closing of the Exchange Transaction, and the appointment of our directors and executive officers, none of our officers and directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Although we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. These policies and procedures are not evidenced in writing. We intend to adopt a Code of Ethic after the Closing.

Related Party Transactions

On January 14, 2021, we entered into the Exchange Agreement. As a result of the Exchange Transaction, the Selling Shareholders received 117,000,000 shares of our Class A common stock, representing approximately 99.00% of our Class A common stock, in exchange for 100% of the issued and outstanding common stock of Platinum. Mr. Jun Wang, our President, Chief Executive Officer and a director, Mr. Yang Wang, a director, Mr. Zhihui Bai, a director, and Ms. Lina Liu, our CFO, Treasurer and Secretary, were beneficial shareholders of Platinum prior to the Closing of the Exchange Transaction, through their ownership of Flydragon International Limited, Chinaone Technology Limited, Boao Biotech Limited and Focus Draw Group Limited as well as Focusone Technology Group Limited, each a company organized under the laws of British Virgin Islands, respectively. Accordingly, Mr. Jun Wang, Mr. Yang Wang, Mr. Zhihui Bai and Ms. Lina Liu were beneficial recipients of certain shares of our common stock issued in connection with the Exchange Transaction.

In addition, our wholly owned subsidiary, Yubo WFOE has entered into variable interest entity control agreements over Yubo. Mr. Jun Wang is the President of Yubo.

Further, as detailed above under “Executive Compensation-Employment Agreements,” each of Jun Wang, Yang Wang and Lina Liu have each entered into Employment Agreements with the Company, pursuant to which they will be compensated for their services provided to the Company as executives.

Further, we have also entered into an Entrustment Technical Service Agreement with Beijing Zhenhuikang Biotechnology Co., Ltd., entrusting it to store and prepare endometrial biological samples in exchange for services fees paid by us. We have also entered into a Joint Research and Development Agreement with Beijing Zhenxigu Medical Research Center (L.P.) and agreed to provide Beijing Zhenxigu Medical Research Center (L.P.) with aggregate R&D expenses of RMB241,880. Both of Beijing Zhenhuikang Biotechnology Co., Ltd. and Beijing Zhenxigu Medical Research Center (L.P.) are affiliates of a shareholder of Yubo. The above-mentioned agreements are attached hereto as Exhibits 10.7 and 10.8, respectively, and are incorporated herein by reference.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the twelve-month ended September 30, 2020, we did not have any independent directors on our board. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ Stock Market, and the SEC.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

51

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange. Our common stock is currently quoted on the OTC Marketplace under the symbol “YBGJ”.

Holders

Prior to the Exchange Transaction, there were 480 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598, and its phone number is (212) 828-8436.

After the Closing of the Exchange Transaction, there were 486 shareholders of record of our common stock.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Report for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction. This description is only a summary. You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Report.

General

Our authorized capital stock consists of (i) 120,000,000 shares of Class A common stock, at a par value of $0.001 per share, of which 118,177,885 shares of Class A common stock are issued and outstanding subsequent to the Closing of the Exchange Transaction, (ii) 3,750,000 shares of Class B common stock, at a par value of $0.001 per share, of which 4,447 shares of Class B common stock are issued and outstanding subsequent to the Closing of the Exchange Transaction, and (iii) 5,000,000 shares of Preferred Stock at a par value of $.001 per share, none of which shares are issued or outstanding are issued and outstanding subsequent to the Closing of the Exchange Transaction.

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Class A Common Stock

Holders of Class A common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Class A common stock do not have cumulative voting rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of Class A common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over Class A common stock.

Holders of Class A common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to Class A common stock. The rights of the holders of Class A common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of Class A common stock are duly authorized, validly issued, fully paid and non-assessable.

Class B Common Stock

Holders of Class B common stock are entitled to five votes for each share on all matters submitted to a shareholder vote. Each share of Class B is convertible into one share of Class A common stock upon notice of the holder.

Preferred Stock

We have authorized 5,000,000 shares of Preferred Stock at a par value of $.001 per share. None of our authorized Preferred Stock are issued or outstanding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

As previously disclosed on our Current Report on Form 8-K filed with the SEC on October 16, 2020, RBSM LLP was dismissed as our independent accountant, effective October 13, 2020. On October 13, 2020, we engaged Michael T Studer CPA P.C. as our new independent registered public accounting firm. There were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) or reportable events (as described in Item 304(a)(1)(v) of Regulation S-K) in connection with such changes in accountants.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The NYBCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

The NYBCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merit or otherwise, in defense of any proceeding brought against such person by virtue of the fact that the person is or was an officer or director of the corporation. In addition, the NYBCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person's commitment to repay advances for expenses in the case he or she is ultimately found not to be entitled to be indemnified.

The NYBCL provides that the indemnification provisions contained in the NYBCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation's certification of incorporation or by-laws, or, when authorized by the corporation's certificate of incorporation or by-laws, by any agreement, by any vote of shareholders or disinterested directors or otherwise. The NYBCL also provides that a corporation may maintain insurance, at its expense, to protect its directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of the NYBCL provided the contract of insurance covering the directors and officers provides, in a manner acceptable to the New York superintendent of insurance, for a retention amount and for co-insurance.

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Our charter and bylaws do not provide for indemnification for our officers and directors.

In connection with the Exchange Transaction, we have entered into an indemnification agreement with each of our officers and director, which provides for indemnification for our current \ directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding to the fullest extent permitted by the NYBCL. These indemnification agreements are attached hereto as Exhibits 10.12, 10.13, 10.14 and 10.15, and are incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

As more fully described in Item 2.01 above, in connection with the Exchange Agreement, on the Closing Date, we issued a total of 117,000,000 shares of our Class A common stock to the Selling Stockholders in exchange for 100% of the capital stock of Platinum. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Report, which disclosures are incorporated herein by reference. The issuance of the Class A common stock to the Selling Stockholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D and Regulation S thereof. We made this determination based on the representations of the Selling Stockholders which included, in pertinent part, that each shareholder was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that each shareholder was acquiring our Class A common stock, for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that each shareholder understood that the shares of our Class A common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.06. Change in Shell Company Status.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference. From and after the Closing Date of the transactions under these agreements, our primary operations consist of the business and operations of Platinum and Yubo. Accordingly, we are disclosing information about Platinum and Yubo’s business, financial condition, and management in this Report.

Item 9.01. Financial Statements and Exhibits.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of Platinum and Yubo. Accordingly, we are presenting the financial statements of Platinum and its subsidiaries and variable interest entity Yubo as of and for the years ended December 31, 2019 and 2018 and the unaudited consolidated financial statements of Platinum and its subsidiaries and variable interest entity Yubo as of and for the nine months ended September 30, 2020 and 2019, after giving effect to the acquisition of Yubo by Platinum.

(a)	Financial Statements of the Business Acquired

The audited consolidated financial statements of Platinum and its subsidiaries and variable interest entity Yubo as of and for the years ended December 31, 2019 and 2018 and the unaudited consolidated financial statements of Platinum and its subsidiaries and variable interest entity Yubo as of and for the nine months ended September 30, 2020, including the notes to such financial statements, are incorporated herein by reference to Exhibits 99.1.

(b)	Pro Forma Financial Information

The pro forma financial statements of the Registrant and its subsidiaries and variable interest entity Yubo as of and for the nine months ended September 30, 2020 and the year ended December 31, 2019, including the notes to such financial statements, are incorporated by reference to Exhibits 99.2 of this Report.

(c)	Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

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(d)	Exhibits

Exhibit

Number	Description

2.1*	Agreement and Plan of Share Exchange, dated January 14, 2021, by and among the Registrant, Platinum, Yubo, and the Selling Stockholders

3.1*	Articles of Incorporation of the Registrant, including all amendments to date

3.2*	Amended and Restated Bylaws of the Registrant, as amended

10.1*+	Employment Agreement, dated October 10, 2020, by and between Yubo and Jun Wang (English Translation)

10.2*+	Employment Agreement, dated October 10, 2020, by and between Yubo and Yang Wang (English Translation)

10.3*+	Employment Agreement, dated October 10, 2020, by and between Yubo and Lina Liu (English Translation)

10.4*+	Equity Pledge Agreement, dated September 11, 2020, by and among Yubo WFOE and each of the stockholders of Yubo (English Translation)

10.5*+	Exclusive Option Agreement, dated September 11, 2020, by and among Yubo WFOE and each of the stockholders of Yubo (English Translation)

10.6*+	Exclusive Consulting Service Agreement, dated September 11, 2020, by and between Yubo WFOE and Yubo (English Translation)

10.7*+	Entrustment Technical Service Agreement, dated February 27, 2020, by and between Yubo and Beijing Zhenhuikang Biotechnology Co., Ltd. (English Translation)

10.8*+	Agreement of Joint Research and Development, dated February 17, 2020, by and between Beijing Zhenxigu Medical Research Center (L.P.) and Yubo (English Translation)

10.9*+	Cooperation Agreement, dated March 1, 2020, by and among Beijing Zhenxigu Medical Research Center (L.P.), Yubo and Huailai Huayue Hengsheng Medical Device Co., Ltd. (English Translation)

10.10*	Loan Agreement, by and between Yubo and Beijing Zhenhuikang Biotechnology Co., Ltd. (English Translation)

10.11*+	Jiusi Cultural Creative Park Lease Contract, by and between Jiusicheng Investment Management (Beijing) Co., Ltd. and Yubo (English Translation)

10.12*	Indemnification Agreement by and between the Registrant and Jun Wang

10.13*	Indemnification Agreement by and between the Registrant and Yang Wang

10.14*	Indemnification Agreement by and between the Registrant and Zhihui Bai

10.15*	Indemnification Agreement by and between the Registrant and Lina Liu

16.1	Letter from RBSM LLP, dated October 15, 2020 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K filed on October 16, 2020)

21.1

Platinum International Biotech Co., Ltd., a company organized under the laws of the Cayman Islands, Platinum International Biotech (Hong Kong) Limited, a company organized under the laws of Hong Kong, and Yubo Biotech (Chengdu) Limited, a company organized under the laws of the People’s Republic of China

99.1*

Consolidated Financial Statements of Platinum International Biotech Co., Ltd and its Subsidiaries and Variable Interest Entity as of and for the nine months ended September 30, 2020 and September 30, 2019 (unaudited) and as of and for the years ended December 31, 2019 and December 31, 2018

99.2*	Pro Forma Financial Statements of the Registrant and its subsidiaries and variable interest entity Yubo as of and for the nine months ended September 30, 2020 and the year ended December 31, 2019

_________

* Filed Herewith

+ Portions of this exhibit containing personally identifiable information have been redacted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yubo International Biotech Limited

Dated: January 14, 2021	By:	/s/ Jun Wang
Name: Jun Wang
Title: President and Chief Executive Officer

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